Filed Pursuant to Rule 424(b)(5)

Registration No. 333-215530

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 24, 2017)

33,500 Shares of Series C Convertible Preferred Stock

We are offering 33,500 shares of our Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Shares”), initially convertible into 18,206,522 shares of our common stock, par value $0.0001 per share (without regard to any limitation on conversion set forth in the Certificate of Designations). This prospectus also covers the shares of common stock issuable from time to time upon conversion or amortization of the Series C Preferred Shares.

Our common stock is traded on the NASDAQ Global Market under the symbol “FCEL.” On September 1, 2017, the last reported sale price of our common stock on the NASDAQ Global Market was $1.60 per share. There is no established trading market for the Series C Preferred Shares, and we do not expect a market to develop. We do not intend to apply for a listing of the Series C Preferred Shares on any national securities exchange.

Investing in our common stock and the Series C Preferred Shares involves risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein and therein for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series C Preferred Share	Total
Price to the public	$895.5224	$30,000,000
Underwriting discount and commission(1)	$43.8806	$1,470,000
Proceeds, before expenses, to us	$851.6418	$28,530,000

(1)	See “Underwriting” on page S-27 of this prospectus supplement for a complete description of compensation payable to the underwriters.

We expect that delivery of the Series C Preferred Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about September 8, 2017, subject to customary closing conditions.

Oppenheimer & Co.

The date of this prospectus supplement is September 5, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should read this prospectus supplement along with the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you carefully before you invest. These documents contain important information you should consider when making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” on page S-29 of this prospectus supplement and on page 34 of the accompanying prospectus and under “Incorporation by Reference” on page 34 of the accompanying prospectus.

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You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Series C Preferred Shares and the distribution of this prospectus outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “FuelCell,” “we,” “our” and “our company” are to FuelCell Energy, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectuses issued by us may contain forward-looking statements about our financial condition, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. The realization of matters expressed in forward-looking statements involve risks and uncertainties. Our actual results may differ materially from those contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties described in or incorporated by reference into this prospectus supplement, including under “Risk Factors,” and the accompanying prospectus. Any forward-looking statement contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein speaks only as of the date on which the statement was made, and we undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights basic information about FuelCell Energy, Inc. and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-5 of this prospectus supplement and beginning on page 4 of the accompanying prospectus.

Our Business

We are an integrated fuel cell company with an expanding global presence on three continents. We design, manufacture, sell, install, operate and service ultra-clean, highly efficient stationary fuel cell power plants for distributed power generation. Our power plants provide megawatt-class scalable on-site power and utility grid support, helping customers solve their energy, environmental and business challenges. Our plants are operating in more than 50 locations on three continents and have generated more than 6.2 million megawatt hours (MWh) of electricity, which is equivalent to powering more than 560,000 average size U.S. homes for one year.

We provide comprehensive turn-key power generation solutions to our customers including installation of the power plants as well as operating and maintaining the plants under multi-year service agreements. We target large-scale power users with our megawatt-class installations. As reference, one megawatt is adequate to power approximately 1,000 average sized US homes. Our customer base includes utility companies, municipalities, universities, government entities and businesses in a variety of industrial and commercial enterprises. Our leading geographic markets are South Korea and the United States, and we are pursuing expanding opportunities in Asia and Europe.

Our value proposition provides highly efficient and environmentally friendly power generation with easy-to-site stationary fuel cell power plants. The power plants are located in populated areas as they are virtually pollutant free, operate quietly and without vibrations, and have only modest space requirements. Locating the power generation near the point of use provides many advantages including less reliance on or even avoidance of the transmission grid leading to enhanced energy security and power reliability. Our power plants provide electricity priced competitively to grid-delivered electricity in certain high cost regions and our strategy is to continue to reduce costs, which is expected to lead to wider adoption.

We are developing advanced technologies which leverage our commercial platform and expertise. Our SureSource™ power plants utilize carbonate fuel cell technology, which is a very versatile type of fuel cell technology. Utilizing our core SureSource plants, we have developed and are commercializing both a tri-generation distributed hydrogen configuration that generates electricity, heat and hydrogen for industrial or transportation uses, and a carbon capture application for coal or gas-fired power plants. We also are developing and working to commercialize solid oxide fuel cells (SOFC) for adjacent sub-megawatt applications to the markets for our megawatt-class SureSource power plants as well as energy storage applications. These applications are complementary to our core products, leverage our existing customer base, project development, sales and service expertise, and are large markets.

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Recent Developments

Preliminary Fiscal Quarter Results

For the third quarter ended July 31, 2017, we expect to report revenue of approximately $10 million. We also expect to report total cash and restricted cash of approximately $74 million, of which approximately $36 million is unrestricted as of July 31, 2017.

The financial information included above reflects management’s estimates based solely upon information available to us as of the date of this prospectus. The preliminary financial results presented above are not a comprehensive statement of our financial results for the third quarter ended July 31, 2017. The preliminary financial results presented above are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the third quarter ended July 31, 2017 will not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results.

20 Megawatt Order in South Korea

On August 29, 2017, we entered into a contract to sell 20 megawatts of fuel cell power plants to Hanyang Industrial Development Co., Ltd. (“HYD”), for installation at South Korean utility Korea Southern Power Co., Ltd. (“KOSPO” and, such contract, the “KOSPO Contract”).

Hercules Loan Facility

In April 2016, we entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions. Among other things, the loan and security agreement requires us to maintain an unrestricted cash balance of at least (a) 75% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued. In connection with this offering, we have agreed with Hercules to amend the loan and security agreement (1) to permit us to make certain cash payments that may be required pursuant to the terms of the Series C Preferred Shares, (2) to require us to maintain an unrestricted blocked cash balance of at least the greater of (x) (a) $20.0 million plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued and (y) (a) 100% of the outstanding loan balance plus (b) the amount of accounts payable not paid within 90 days of the date payment was issued and (3) to add an event of default in the event of the delivery of a notice by the holders to redeem the Series C Preferred Shares following a triggering event pursuant to the certificate of designations governing the Series C Preferred Shares.

Corporate Information

Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06810. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the prospectus, and you should not consider it to be a part of this prospectus supplement or prospectus. Our web site address is included as an inactive textual reference only.

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THE OFFERING

Issuer	FuelCell Energy, Inc.

Series C Preferred Shares offered by us	33,500 shares.

This prospectus also covers the shares of common stock issuable from time to time upon conversion or amortization of the Series C Preferred Shares.

Series C Preferred Shares maturity date	If not earlier fully converted or redeemed, the Series C Preferred Shares will mature on March 1, 2019, subject to extension in certain circumstances.

Description of Series C Preferred Shares

Each Series C Preferred Share has an initial stated value of $1,000 per share, subject to adjustment as described herein. Series C Preferred Shares are convertible at a price equal to the “Conversion Price,” as further described herein. The Conversion Price initially will be $1.84 per share, subject to adjustment as described herein. The Series C Preferred Shares will also be subject to mandatory amortization as described herein.

See “Description of Series C Convertible Preferred Stock” on page S-23 of this prospectus supplement for additional information.

Series C Preferred Shares outstanding before this offering	None.

Series C Preferred Shares to be outstanding after this offering	33,500 shares.

Shares of common stock outstanding as of July 31, 2017	60,972,037 shares.

Use of proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $28 million. We intend to use the net proceeds from this offering for project development, project financing, working capital support and general corporate purposes. See “Use of Proceeds” on page S-25 of this prospectus supplement for additional information.

NASDAQ Global Market symbol	FCEL.

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Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus for a discussion of factors you should consider carefully when making a decision to invest in the Series C Preferred Shares.

Ratio of earnings to combined fixed charges and preference dividends	The following table sets forth our ratio of earnings to combined fixed charges and preference stock dividends for the periods indicated. For purposes of this calculation, “earnings” consist of net loss attributable to the Company plus fixed charges. “Fixed charges” consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts. Earnings in each of the periods indicated were inadequate to cover fixed charges. The coverage deficiency for each period is specified below.

	Year ended October 31,					Six months ended April 30,
	2012	2013	2014	2015	2016	2017
Coverage deficiency (in thousands)	$34,211	$37,232	$40,807	$32,559	$54,785	$28,523

The number of shares of common stock to be outstanding after this offering is based on 60,972,037 shares outstanding as of July 31, 2017, and excludes:

•	Approximately 454,043 shares of our common stock issuable upon conversion of shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock outstanding;

•	15,166 shares of our common stock issuable under Series 1 preferred shares issued by FCE FuelCell Energy, Ltd., our wholly owned Canadian subsidiary (formerly known as FCE Canada, Inc.) to satisfy conversion requirements;

•	316,330 shares of our common stock issuable upon the exercise of options outstanding at July 31, 2017, under our equity plans;

•	30,302,460 shares of our common stock issuable upon exercise of our outstanding warrants;

•	200,828 shares of our common stock available as of July 31, 2017, for future issuance under our equity plans; and

•	70 shares of our common stock available as of July 31, 2017, for future issuance under our employee stock purchase plan.

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RISK FACTORS

You should carefully consider the following risk factors and the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and in our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2017 before making an investment decision. If any such risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such cases, the trading price of our common stock and the value of the Series C Preferred Shares could decline, and you may lose all or part of your investment.

We may not be able to make cash payments to redeem the Series C Preferred Shares.

We have the obligation to make bimonthly redemption payments on the Series C Preferred Shares commencing November 1, 2017, which mandatory redemption payments may each be made at our option in cash or in shares of our common stock or in a combination of cash and shares of our common stock, except that our right to make payment in shares of common stock is dependent upon our satisfying certain equity conditions. Among other things, these equity conditions include our continued listing on the NASDAQ Global Market or another permitted exchange, obtaining the Amendment Ratification (as described below) and our stock maintaining certain minimum average prices and trading volumes during the applicable measurement period. If we cannot satisfy the equity conditions, we will not be able to make our bimonthly mandatory redemption payments in stock, and we would be forced to make such bimonthly payments in cash. We may not have sufficient cash resources at the applicable time to make those cash payments, or to make such cash payments in full. In addition, certain such cash payments may not permitted under the terms of our existing or future indebtedness or may cause us to fail to satisfy financial maintenance covenants.

Further, any failure to pay any amounts due to the holders of the Series C Preferred Shares, as well as certain other “triggering events,” including, without limitation, our failure to obtain the Amendment Ratification within thirty (30) days, our failure to timely deliver shares, our suspension of trading, our failure to keep reserved for issuance an adequate number of shares of common stock to cover conversion of the Series C Preferred Shares, and breaches of certain covenants that are not timely cured, where a cure period is permitted, would permit the holders of the Series C Preferred Shares to require us to redeem such Series C Preferred Shares in cash at a price equal to the greater of (i) 125% of the stated value of the Series C Preferred Shares being redeemed plus accrued dividends, if any, and (ii) the market value of the number of shares issuable on conversion of the Series C Preferred Shares, valued at the greatest closing sales price during the period from the date immediately before the triggering event through the date we make the redemption payment; provided, that if such redemption is due to our failure to timely obtain the Amendment Ratification, we will only be required to redeem up to such number of Series C Preferred Shares with a corresponding redemption price not exceeding $30.0 million with the balance of the Series C Preferred Shares not being redeemed at such time. However, if we are actually delisted from The NASDAQ Capital Market, without obtaining a listing on another national securities exchange, it would constitute a “triggering event” under the Certificate of Designations and would also cause a failure of the equity conditions. Thus, if we fail to maintain trading or listing, as applicable, or if for any other reason we are required to repurchase the Series C Preferred Shares in cash prior to maturity, no assurance can be given that we would have the cash or financial resources available to us to make such a payment, and such an acceleration could have a material adverse effect on our business, results of operations and financial condition.

S-5

The Series C Preferred Shares rank senior to our common stock with respect to dividends, distributions and payments upon liquidation.

The rights of the holders of the Series C Preferred Shares rank senior to the obligations to our common stockholders and our other preferred stockholders. Upon our liquidation, the holders of Series C Preferred Shares are entitled to receive an amount per Series C Preferred Share equal to the greater of (A) the stated value thereof on the date of such payment, plus accrued dividends, if any and (B) the amount per share such holder would receive if such holder converted such Series C Preferred Shares into common stock immediately prior to the date of such payment. Further, the holders of Series C Preferred Shares have the right to participate in any payment of dividends or other distributions made to the holders of common stock to the same extent as if they had converted such Series C Preferred Shares. The existence of such a senior security could have an adverse effect on the value of our common stock.

Holders of the Series C Preferred Shares have rights that may restrict our ability to operate our business.

Under the Certificate of Designations establishing the terms of the Series C Preferred Shares, we are subject to certain covenants that limit our ability to create new series of preferred stock, other than series junior to the Series C Preferred Shares with redemption occurring after the maturity date of the Series C Preferred Shares, and our ability to incur certain indebtedness. Such restrictions may have an adverse effect on our ability to operate our business while the Series C Preferred Shares are outstanding.

Our common stockholders may experience significant dilution upon the issuance of common stock upon conversion or redemption payments under the Series C Preferred Shares.

The issuance of common stock as mandatory redemption payments or upon conversion of some or all of the Series C Preferred Shares will dilute the ownership interests of our existing holders of our shares of common stock. If the initial aggregate stated value of the Series C Preferred Shares is converted into our common stock at its initial conversion price, we would issue 18,206,522 shares of common stock upon their conversion (without giving effect to any limitation on conversions). This excludes the effect of any common stock we may issue in lieu of paying bimonthly redemption amounts in cash, which may be made at a price lower than the initial conversion price. The initial conversion price of the Series C Preferred Shares is adjustable based on certain events, including in the event of a triggering event and in the event we effect a stock split, combination or similar transaction, to reflect the proportionate (adjusted) trading prices of our common stock before and after the effective date.

S-6

The redemption right in the Series C Preferred Shares could discourage a potential acquirer.

The redemption rights in the Series C Preferred Shares could discourage a potential acquirer. The terms “change of control” and “fundamental transaction” refer to specific transactions and may not include other events that might adversely affect our financial condition or results of operations. Our obligation to redeem the Series C Preferred Shares upon a change of control would not necessarily afford you protection in the event of a highly leveraged transaction or a reorganization, merger or similar transaction involving us, for example where the holders of our voting power prior to the transaction hold, after the transaction, publicly traded shares and in all material respects are the holders of the voting power of the surviving entity.

The conversion rate of the Series C Preferred Shares may not be adjusted for all dilutive events.

The conversion rate of the Series C Preferred Shares is subject to adjustment for certain events, including, but not limited to, subdivisions or combinations of our shares of common stock, and voluntary reductions in the conversion price by us. However, the conversion rate will not be adjusted for other events, such as any issuance of our shares of common stock at a price below the conversion price of the Series C Preferred Shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders and the value of the Series C Preferred Shares but does not result in an adjustment to the conversion rate.

Conversion of all of the Series C Preferred Shares is contingent upon stockholder approval.

Pursuant to the requirements of Nasdaq Listing Rule 5635(d), the Series C Preferred Shares may not be converted or redeemed by payment of shares of our common stock if such conversion or redemption would cause us to issue a number of shares equal to more than 20% of our outstanding voting stock as of the date of the issuance of the Series C Preferred Shares, until our stockholders approve the issuance of the common stock underlying the Series C Preferred Shares. We have agreed to file a proxy statement with the SEC for the purpose of having our stockholders vote on a proposal to approve such issuances (such approval, the “Requisite Stockholder Approval”), and further agreed to hold such stockholders’ meeting by no later than January 5, 2018. Our stockholders may reject such a proposal, which could impact your ability to convert your Series C Preferred Shares into common stock or for us to make payments in the form of common stock pursuant to the installment provisions of the Series C Preferred Shares.

Management will have broad discretion as to the use of the proceeds of this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

S-7

We are seeking stockholder ratification of the filing and effectiveness of the certificate of amendment to our Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 3, 2015 and the reverse stock split effected thereby.

We have filed a preliminary proxy statement in connection with the ratification of the filing and effectiveness of the certificate of amendment to our Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 3, 2015 and the reverse stock split effected thereby.

The proxy statement will request that our stockholders ratify, pursuant to Section 204 of the Delaware General Corporation Law (the “DGCL”), the filing and effectiveness of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 3, 2015 (the “December 2015 Certificate of Amendment”) and the 1-for-12 reverse stock split of our common stock (the “2015 Reverse Stock Split”) that was effected thereby. This ratification would be retroactive to the effectiveness of the filing of the December 2015 Certificate of Amendment.

Our board of directors, in consultation with counsel, has determined that the description of the authority of brokers/nominees to vote on the Reverse Stock Split proposal without instruction in the 2015 Proxy Statement may create some uncertainty as to the effect of the vote obtained on the Reverse Stock Split proposal at the 2015 Annual Meeting of Stockholders. As a result, our board of directors has determined that it is in the best interests of the Company and our stockholders to ratify the filing and effectiveness of the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split pursuant to Section 204 of the DGCL in order to eliminate any uncertainty related to the effectiveness of these corporate acts. If the ratification of the filing and effectiveness of the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split, which is referred to herein as the “Amendment Ratification,” is validly approved by the stockholders and becomes effective, the ratification will be retroactive to December 3, 2015, which was the date of the filing of the December 2015 Certificate of Amendment with the Secretary of State of the State of Delaware and the date the 2015 Reverse Stock Split became effective.

If we receive the required vote of the stockholders to approve the Amendment Ratification, we intend to file a certificate of validation with respect to the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split with the Secretary of State of the State of Delaware (the “Certificate of Validation”).

However, even if the Amendment Ratification becomes effective, under the DGCL, any claim that (i) the December 2015 Certificate of Amendment or the 2015 Reverse Stock Split ratified pursuant to the Amendment Ratification is void or voidable due to a failure of authorization, or (ii) the Delaware Court of Chancery should declare in its discretion that the Amendment Ratification not be effective or be effective only on certain conditions (collectively, the “Subsequent Claims”), may still be brought within 120 days from the time that the filing of the Certificate of Validation with the Secretary of State of the State of Delaware becomes effective in accordance with the DGCL.

S-8

If the Amendment Ratification is not approved by the requisite vote of the stockholders, we will not be able to file the Certificate of Validation with the Secretary of State of the State of Delaware and the Amendment Ratification will not become effective, in accordance with Section 204 of the DGCL. The failure to approve the Amendment Ratification may leave us exposed to potential claims that (i) the vote on the Reverse Stock Split Proposal did not receive the requisite stockholder approval, (ii) the December 2015 Certificate of Amendment was therefore not validly implemented by our board of directors, and the 2015 Reverse Stock Split was not validly effected and (iii) actions taken by us in reliance on the 2015 Reverse Stock Split (such as stock issuances) were improperly effected.

We can provide no assurance that the Amendment Ratification will be approved by the requisite vote of the stockholders or that Subsequent Claims will not be made within the available time period for making such claims. In addition, if the Amendment Ratification is not approved we may be required to revise or restate certain share and per share amounts in our financial statements.

Furthermore, until the December 2015 Certificate of Amendment has been validly ratified by our stockholders or validated by the Delaware Court of Chancery pursuant to Section 205 of the DGCL, we will not be permitted to issue any shares of common stock upon any conversion or redemption of Series C Preferred Shares and, to the extent that any such payments are required, we will be required to make such payments in cash.

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DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. For more detailed information, please see our certificate of incorporation and bylaws, as amended.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors, of which 105,875 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B preferred stock”). On July 31, 2017, 64,020 shares of our Series B preferred stock were issued and outstanding. In connection with this offering, our board of directors will designate 33,500 shares of preferred stock as Series C Preferred Shares and issue such 33,500 Series C Preferred Shares. No other shares of our preferred stock are issued and outstanding. There are 1,000,000 Series 1 preferred shares of our Canadian subsidiary, FCE FuelCell Energy, Ltd., issued and outstanding and convertible into shares of FuelCell Energy, Inc. common stock.

On December 3, 2015, we filed the December 2015 Certificate of Amendment with the Secretary of State of the State of Delaware to effect a 1-for-12 reverse stock split of our common stock. Our board of directors, in consultation with counsel, has determined that the description of the authority of brokers/nominees to vote on the Reverse Stock Split proposal without instruction in the 2015 Proxy Statement may create some uncertainty as to the effect of the vote obtained on the Reverse Stock Split proposal at the 2015 Annual Meeting of Stockholders. We are in the process of seeking stockholder approval to ratify the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split pursuant to Section 204 of the DGCL in order to eliminate any uncertainty related to the effectiveness of these corporate acts. If the ratification of the filing and effectiveness of the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split, which is referred to herein as the “Amendment Ratification,” is validly approved by the stockholders and becomes effective, the ratification will be retroactive to December 3, 2015, which was the date of the filing of the December 2015 Certificate of Amendment with the Secretary of State of the State of Delaware and the date the 2015 Reverse Stock Split became effective.

Assuming the validity of the December 2015 Certificate of Amendment and the 2015 Reverse Stock Split, on July 31, 2017, 60,972,037 shares of our common stock were issued and outstanding.

In addition, as of July 31, 2017, there were outstanding options to purchase 316,330 shares of our common stock under our equity incentive plans, 200,828 shares of our common stock were available for future issuance under our equity incentive plans, 70 shares of our common stock were available for future issuance under our employee stock purchase plan and 30,302,460 shares of our common stock were issuable upon exercise of outstanding warrants. In addition, as of July 31, 2017, we were obligated, if and when the holder exercises its conversion rights, to issue approximately 15,166 shares of our common stock upon conversion of the Series 1 preferred shares. As of July 31, 2017, there were 179 holders of record of our common stock.

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Common Stock

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders (including the election of directors in uncontested elections) must be approved by a majority of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).

Dividends

Holders of our common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on common stock in the foreseeable future.

Other Rights

In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

This section describes the general terms of our preferred stock, $0.01 par value. The following description of the terms of our preferred stock is a summary. You should refer to our amended certificate of incorporation (including the Certificate of Designations of Series A Preferred Stock and the Amended Certificate of Designations of 105,875 Shares of 5% Series B Cumulative Convertible Perpetual Preferred Stock incorporated therein, the “Charter”) and any certificate of amendment to our Charter or certificate of designations filed with the SEC in connection with an issuance of preferred stock for a full description of the terms of the preferred stock. The terms of the Series C Preferred Shares are described under “Description of Series C Convertible Preferred Stock.”

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Under our Charter, our board of directors has the authority, without further shareholder action, to issue from time to time, preferred stock in one or more series and for such consideration as may be fixed from time to time by our board of directors. Our board also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend and voting rights. Our Charter authorizes 250,000 shares of preferred stock. Prior to the issuance of each series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. The board of directors may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects.

Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

•	the number of shares to constitute such series and the distinctive designation of such series;

•	the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

•	whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

•	the preferences, if any, and the special and relative rights of the shares of such series upon liquidation;

•	whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

•	whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock and, if so, the conversion price or ratio and other conversion rights;

•	the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

•	Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank equally in all respects with each other then outstanding series of preferred stock.

Preferred stock could be issued quickly with terms that could delay or prevent a change of control or make the removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

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Ranking

Any series of our preferred stock will, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank:

•	senior to all classes of our common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to that preferred stock;

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with that preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to that preferred stock.

Dividends

The holders of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board. Dividends may be paid in the form of cash, preferred stock (of the same or a different series) or our common stock, in each case as specified in the applicable prospectus supplement.

Dividends on any series of our preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the dividends on a series of our preferred stock are noncumulative (“Noncumulative Preferred Stock”), and our board of directors fails to declare a dividend payable on a dividend payment date, then the holders of such preferred stock will have no right to receive a dividend in respect to the dividend period relating to such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates. Dividends on shares of any cumulative series of preferred stock (“Cumulative Preferred Stock”) shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest.

If we have not declared and paid or set apart when due all accrued dividends on each series of our preferred stock through the last preceding dividend date of each such series, we may not declare or pay any dividends on, or make other distributions on, our common stock other than a dividend payable in our common stock. No restriction applies to our repurchase or redemption of our capital stock while there is any arrearage in the payment or dividends or any applicable sinking fund installments.

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Redemption

A series of our preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable prospectus supplement. Redeemed shares of our preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.

The terms and conditions under which all or any part of any series of our preferred stock may be redeemed will be established by our board of directors before we issue such series of preferred stock. All shares of our preferred stock that we redeem, or which have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund, will return to the status of authorized but unissued shares.

Conversion Rights

The prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of such series are convertible into our common stock.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of our preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to such preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such preferred stock plus accrued and unpaid dividends (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If we voluntarily or involuntarily liquidate, dissolve or wind up our business and the amounts payable with respect to our preferred stock of any series and any of our other securities ranking equal as to any such distribution are not paid in full, the holders of such preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock of any series will not be entitled to any further participation in any distribution of our assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of our preferred stock will not be entitled to vote. If the holders of a series of our preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. For any series of our preferred stock having one vote per share, the voting power of such series, on matters on which holders of such series and holders of other series of our preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.

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Series B Preferred Stock

On November 11, 2004, we entered into a purchase agreement with Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC (the “Initial Purchasers”) for the private placement under Rule 144A of up to 135,000 shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000). On November 17, 2004 and January 25, 2005, we closed on the sale of 100,000 shares and 5,875 shares, respectively, of Series B preferred stock to the Initial Purchasers.

As of July 31, 2017, there were 250,000 preferred shares authorized, of which 105,875 shares were designated as Series B preferred shares, and 64,020 Series B preferred shares were issued and outstanding.

The following is a summary of certain provisions of our Series B preferred stock. The resale of the shares of our Series B preferred stock and the resale of the shares of our common stock issuable upon conversion of the shares of our Series B preferred stock are covered by a registration rights agreement.

Ranking

Shares of our Series B preferred stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:

•	senior to shares of our common stock;

•	junior to our debt obligations; and

•	effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends

The Series B preferred stock pays cumulative annual dividends of $50 per share which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends will be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of our Series B preferred stock will accumulate and be cumulative from the date of original issuance. Accumulated dividends on the shares of our Series B preferred stock will not bear any interest.

The dividend rate on the Series B preferred stock is subject to upward adjustment as set forth in the Certificate of Designations of the Series B preferred stock if we fail to pay, or to set apart funds to pay, dividends on the shares of our Series B preferred stock for any quarterly dividend period. The dividend rate on the Series B preferred stock is also subject to upward adjustment as set forth in the registration rights agreement entered into with the Initial Purchasers if we fail to satisfy our registration obligations with respect to the Series B preferred stock (or the underlying common shares) set forth in the Registration Rights Agreement.

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No dividends or other distributions may be paid or set apart for payment upon our common shares (other than a dividend payable solely in shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds or shares of common stock therefore have been set aside for payment of accumulated and unpaid Series B preferred stock dividends.

The dividend on the Series B preferred stock may be paid in cash; or at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these common shares in the public market. Dividends of $3.2 million were paid in each of the years ended October 31, 2016, 2015 and 2014.

Liquidation

The Series B preferred stock stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000 per share plus all accumulated and unpaid dividends to the date of that liquidation, dissolution, or winding up (“Liquidation Preference”). Until the holders of Series B preferred stock receive their Liquidation Preference in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B preferred stock will not be entitled to receive any further distribution of our assets. As of October 31, 2016, the Series B preferred stock had a Liquidation Preference of $64.0 million.

Conversion Rights

Each Series B Preferred Stock share may be converted at any time, at the option of the holder, into 7.0922 shares of our common stock (which is equivalent to an initial conversion price of $141.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described below, but will not be adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are cancelled.

We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then prevailing conversion price ($141.00 as of October 31, 2016) for 20 trading days during any consecutive 30 trading day period, as described in the Certificate of Designations.

If holders of Series B Preferred Stock elect to convert their shares in connection with certain fundamental changes (as described below and in the Certificate of Designations), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of our Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Certificate of Designations.

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The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from the following:

•	Issuances of common stock as a dividend or distribution to holders or our common stock;

•	Common stock share splits or share combinations;

•	Issuances to holders of our common stock of any rights, warrants or options to purchase our common stock for a period of less than 60 days; and

•	Distributions of assets, evidences of indebtedness or other property to holders of our common stock.

Redemption

We do not have the option to redeem the shares of Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or part of their shares at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change.” A fundamental change will be deemed to have occurred if any of the following occurs:

•	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by our Board of Directors or whose nomination for election by our shareholders was approved by a vote of two-thirds of our directors then still in office who were either directors at the beginning of such period or whose election of nomination for election was previously so approved) cease for any reason to constitute a majority of our directors then in office;

•	the termination of trading of our common stock on the NASDAQ Stock Market and such shares are not approved for trading or quoted on any other U.S. securities exchange; or

•	we consolidate with or merge with or into another person or another person merges with or into us or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our assets and certain of our subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation, our securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of our voting stock are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

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Notwithstanding the foregoing, holders of shares of Series B Preferred Stock will not have the right to require us to redeem their shares if:

•	the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the shares of Series B Preferred Stock immediately before the fundamental change or announcement;

•	at least 90% of the consideration (excluding cash payments for fractional shares) and, in respect of dissenters’ appraisal rights, if the transaction constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

•	in the case of fundamental change event in the fourth bullet above, the transaction is affected solely to change our jurisdiction of incorporation.

We may, at our option, elect to pay the redemption price in cash or, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act and eligible for immediate sale in the public market by non-affiliates of the Company.

Voting Rights

Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Certificate of Designations, if (1) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on a parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, for six calendar quarters or (2) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Charter, including the Certificate of Designations relating to the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding Series B Preferred Stock.

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Series 1 Preferred Shares

In connection with our acquisition of Global Thermoelectric Inc. (“Global”) in November 2003, we acquired the obligations of Global pursuant to its outstanding 1,000,000 Series 2 Preferred Shares (“Series 2 Preferred Shares”) which continued to be held by Enbridge, Inc. With the sale of Global in May of 2004, the Series 2 Preferred Shares were cancelled, and replaced with substantially equivalent Series 1 Preferred Shares (“Series 1 Preferred Shares”) issued by FCE FuelCell Energy, Ltd. (“FCE Ltd”).

On March 31, 2011, the Company entered into an agreement with Enbridge, Inc. (“Enbridge”) to modify the Class A Cumulative Redeemable Exchangeable Preferred Shares agreement (the “Series 1 preferred share agreement”) between FCE Ltd, a wholly-owned subsidiary of FuelCell Energy, and Enbridge, the sole holder of the Series 1 preferred shares. Consistent with the previous Series 1 preferred share agreement, FuelCell continues to guarantee the return of principal and dividend obligations of FCE Ltd to the Series 1 preferred shareholders under the modified agreement.

The modified terms of the Series 1 Preferred Shares provide for payments of (i) annual dividend of Cdn. $500,000 and (ii) annual return of capital of Cdn. $750,000. These payments commenced on March 31, 2011 and will end on December 31, 2020. Additional dividends accrue on cumulative unpaid dividends at a 1.25% quarterly rate, compounded quarterly, until payment thereof. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions.

The Company assessed the accounting guidance related to the classification of the preferred shares after the modification on March 31, 2011 and concluded that the preferred shares should be classified as a mandatorily redeemable financial instrument, and presented as a liability on the consolidated balance sheet.

The Company made its scheduled payments of Cdn. $1.3 million during each of fiscal years 2016, 2015 and 2014, under the terms of the modified agreement, including the recording of interest expense, which reflects the fair value discount of approximately Cdn. $2.4 million, Cdn. $2.3 million and Cdn. $2.1 million, respectively.

In addition to the above, the significant terms of the Series 1 Preferred Shares include the following:

•	Voting Rights — The holders of the Series 1 Preferred Shares are not entitled to any voting rights.

•	Dividends — Dividend payments can be made in cash or common stock of the Company, at the option of FCE Ltd, and if common stock is issued it may be unregistered. If FCE Ltd elects to make such payments by issuing common stock of the Company, the number of common shares is determined by dividing the cash dividend obligation by 95% of the volume weighted average price in US dollars at which board lots of the common shares have been traded on NASDAQ during the 20 consecutive trading days preceding the end of the calendar quarter for which such dividend in common shares is to be paid converted into Canadian dollars using the Bank of Canada’s noon rate of exchange on the day of determination.

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•	Redemption — The Series 1 Preferred Shares are redeemable by FCE Ltd for Cdn.$25 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. Holders of the Series 1 Preferred Shares do not have any mandatory or conditional redemption rights.

•	Liquidation or Dissolution — In the event of the liquidation or dissolution of FCE Ltd, the holders of Series 1 Preferred Shares will be entitled to receive Cdn.$25 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. The Company has guaranteed any liquidation obligations of FCE Ltd.

•	Exchange Rights — A holder of Series 1 Preferred Shares has the right to exchange such shares for fully paid and non-assessable common stock of the Company at the following exchange prices:

•	Cdn$1,664.52 per share of common stock after July 31, 2015 until July 31, 2020; and

•	at any time after July 31, 2020, at a price equal to 95% of the then current market price (in Cdn.$) of the Company’s common stock at the time of conversion.

The exchange rates set forth above shall be adjusted if the Company: (i) subdivides or consolidates the common stock; (ii) pays a stock dividend; (iii) issues rights, options or other convertible securities to the Company’s common stockholders enabling them to acquire common stock at a price less than 95% of the then-current price; or (iv) fixes a record date to distribute to the Company’s common stockholders shares of any other class of securities, indebtedness or assets.

Anti-Takeover Provisions

Provisions of our Charter and By-Laws

A number of provisions of our Charter and By-laws concern matters of corporate governance and the rights of shareholders. Some of these provisions, including, but not limited to, the inability of shareholders to take action by unanimous written consent, certain advance notice requirements for shareholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further shareholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which shareholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further shareholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if the removal or assumption would be beneficial to our shareholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of shareholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our shareholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

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Delaware Anti-Takeover Provisions

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested shareholder” for a period of three years following the date such person became an “interested shareholder” unless:

•	before such person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder;

•	upon the consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or following the time such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested shareholder.

The term “interested shareholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested shareholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested shareholder. Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by shareholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original Charter or any amendment thereto. Our Charter does not contain any such exclusion.

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Exclusive Forum

The By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees or our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Charter or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or other officers or other employees governed by the internal affairs doctrine.

Limitations of Directors’ Liability

Our Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Listing on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “FCEL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is American Stock Transfer & Trust Company, New York, New York.

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DESCRIPTION OF SERIES C CONVERTIBLE PREFERRED STOCK

In this offering, we are offering 33,500 Series C Preferred Shares. This prospectus also covers the shares of common stock issuable from time to time upon conversion or amortization of the Series C Preferred Shares.

The material terms and provisions of our common stock and each other class of our securities existing on or prior to the date of this prospectus supplement which may qualify or limit the rights and privileges of our common stock are described under the caption “Description of Capital Stock.”

The following summary of certain terms and provisions of the Series C Preferred Shares offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Certificate of Designations of Preferences and Rights of the Series C Preferred Shares (the “Certificate of Designations”), the form of which is attached hereto as Annex A, for a complete description of the terms and conditions of the Series C Preferred Shares.

Our Series C Preferred Shares are convertible into shares of our Common Stock, subject to the requirements of Nasdaq Listing Rule 5635(d), and the beneficial ownership limitations as provided in the related Certificate of Designations, at a conversion price equal to $1.84 per share of Common Stock, subject to adjustment as provided in the Certificate of Designations, at any time after the Company obtains the valid Amendment Ratification at the option of the holder. The holders will be prohibited from converting Series C Preferred Shares into shares of our Common Stock if, as a result of such conversion, such holder, together with its affiliates, would own more than 9.99% of the total number of shares of our Common Stock then issued and outstanding. Additionally, prior to the Requisite Stockholder Approval, the holders will be prohibited from converting Series C Preferred Shares into shares of Common Stock if such conversion would cause us to issue pursuant to the terms of the Series C Preferred Shares a number of shares in excess of the maximum number of shares permitted to be issued thereunder without breaching our obligations under the rules or regulations of Nasdaq.

On November 1, 2017 and on the sixteenth day and first day of each calendar month thereafter until March 1, 2019, subject to extension in certain circumstances (the "Maturity Date"), inclusive, the Company will redeem the stated value of Preferred Stock in thirty three (33) equal installments (each bimonthly amount, an “Installment Amount” and the date of each such payment, an “Installment Date”). The holders will have the ability to defer installment payments, but not beyond the Maturity Date. In addition, during each period commencing on the 11th trading day prior to an Installment Date and prior to the immediately subsequent Installment Date, the holders may elect to convert the Series C Preferred Shares at then applicable installment conversion price, provided that the holders may not elect to effect any such acceleration during such installment period if either (x) in the aggregate, all the accelerations in such installment period exceeds the sum of three (3) other installment amounts, or (y) the number of Series C Preferred Shares subject to prior accelerations exceeds in the aggregate twelve (12) Installment Amounts.

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Subject to the requirements of Nasdaq Listing Rule 5635(d), obtaining the Amendment Ratification, and certain other equity conditions, the Company may elect to pay the Installment Amounts in cash or shares of Common Stock or in a combination of cash and shares of Common Stock.

Installment Amounts paid in shares will be that number of shares of Common Stock equal to (a) the applicable Installment Amount, to be paid in Common Stock divided by (b) the least of (i) the then existing Conversion Price, (ii) 87.5% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day immediately prior to the applicable Installment Date, and (iii) 87.5% of the arithmetic average of the two lowest VWAPs of the Common Stock during the ten consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date as applicable, provided that the Company meets standard equity conditions. The Company shall make such election no later than the eleventh (11th) trading day immediately prior to the applicable Installment Date.

In the event of our liquidation, dissolution, or winding up, prior to distribution to holders of securities ranking junior to the Series C Preferred Shares, holders of Series C Preferred Shares will be entitled to receive the amount of cash, securities or other property equal to the greater of (A) the stated value thereof on the date of such payment plus accrued dividends, if any and (B) the amount per share such holder would receive if such holder converted such Series C Preferred Shares into common stock immediately prior to the date of such payment.

The holders of the Series C Preferred Shares have no voting rights, except as required by law. Any amendment to our certificate of incorporation, bylaws or certificate of designation that adversely affects the powers, preferences and rights of the Series C Preferred Shares requires the approval of the holders of a majority of the Series C Preferred Shares then outstanding.

There is no established public trading market for the Series C Preferred Shares, and we do not expect a market to develop for the Series C Preferred Shares. The Series C Preferred Shares will not be listed on Nasdaq or any other exchange or trading market. We do not plan on making an application to list the Series C Preferred Shares on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

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USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of 33,500 Series C Preferred Shares in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $28 million.

We currently intend to use the net proceeds of this offering for project development, project financing, working capital support and general corporate purposes. Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

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PRICE RANGE OF COMMON STOCK

The following table shows the high and low closing sales prices for our common stock as reported on the NASDAQ Global Market for the periods indicated. Our common stock trades on the NASDAQ Global Market under the symbol “FCEL”.

	High	Low
Fiscal Year Ended October 31, 2015
First Quarter	$27.60	$12.60
Second Quarter	17.40	13.68
Third Quarter	15.72	9.72
Fourth Quarter	12.00	7.68
Fiscal Year Ended October 31, 2016
First Quarter	$12.24	$4.51
Second Quarter	8.08	4.56
Third Quarter	8.88	5.02
Fourth Quarter	5.67	3.35
Fiscal Year Ending October 31, 2017
First Quarter	$3.40	$1.40
Second Quarter	1.98	1.00
Third Quarter	1.79	0.80
Fourth Quarter (through September 1, 2017)	1.64	1.33

As of July 31, 2017, we had approximately 179 holders of record of our common stock. Registered ownership includes nominees who may hold securities on behalf of multiple beneficial owners.

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UNDERWRITING

We intend to enter into an underwriting agreement with Oppenheimer & Co. Inc. as underwriter.

The underwriting agreement will provide for the purchase of a specific number of Series C Preferred Shares by the underwriter. Subject to the terms and conditions of the underwriting agreement, the underwriter will purchase 33,500 Series C Preferred Shares.

The underwriter will purchase all of the Series C Preferred Shares offered by this prospectus supplement, if any are purchased.

The Series C Preferred Shares should be ready for delivery on or about September 8, 2017 against payment in immediately available funds. The underwriter will offer the Series C Preferred Shares subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the Series C Preferred Shares directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the Series C Preferred Shares are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The following table provides information regarding the amount of the discount to be paid to the underwriter by us:

Discount
Per Series C Convertible Preferred Share	$43.8806
Total	$1,470,000

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $500,000, which includes $150,000 that we have agreed to reimburse the underwriter for the fees incurred by them in connection with the offering.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

We and our executive officers and directors have agreed to a 60-day “lock up” with respect to shares of common stock that they beneficially own, including securities that are convertible into shares of common stock and securities that are exchangeable or exercisable for shares of common stock. This means that, subject to certain exceptions, for a period of 60 days following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

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In order to facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. The underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

The underwriter has in the past, and may in the future, provide us and our affiliates with investment banking and financial advisory services for which it may in the future receive customary fees.

Electronic Delivery of Prospectus Supplements: This prospectus supplement and the accompanying prospectus in electronic format may be delivered to potential investors by the underwriters participating in this offering. The prospectus supplement and the accompanying prospectus in electronic format will be identical to the paper version of such prospectus supplement and accompanying prospectus. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

Investors are advised to contact their legal, financial or tax advisers to obtain an independent assessment of the financial and tax consequences of an investment in the Series C Preferred Shares.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Schulte Roth & Zabel LLP, New York, New York. Proskauer Rose LLP, New York, New York, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of FuelCell Energy, Inc. as of October 31, 2016 and 2015, and for each of the years in the three-year period ended October 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC’s web site at http:// www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities and their copy charges. Our common stock is quoted on The Nasdaq Global Market, and you may also inspect and copy our SEC filings at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, N.W., Washington D.C. 20006.

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended October 31, 2016;

•	Our Quarterly Reports on Form 10-Q for the periods ended January 31, 2017 and April 30, 2017;

•	Our Current Reports on Form 8-K filed November 4, 2016, December 1, 2016, December 20, 2016, March 21, 2017, April 10, 2017, April 12, 2017, April 21, 2017, April 28, 2017 and May 3, 2017; and

•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on June 6, 2000, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

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We also are incorporating by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain a copy of any documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, at no cost, by writing or telephoning us at:

FuelCell Energy, Inc.

Attention:  Corporate Secretary

3 Great Pasture Road

Danbury, Connecticut 06801

(203) 825-6000

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

S-30

Annex A

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
THE SERIES C CONVERTIBLE PREFERRED STOCK OF
FUELCELL ENERGY, INC.

FuelCell Energy, Inc. (the “Company”), a corporation incorporated and existing under the General Corporation Law of the State of Delaware (the “DGCL”) does hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Section 151(g) of the DGCL, the Board on [●], 2017 adopted the following resolution determining it desirable and in the best interests of the Company and its stockholders for the Company to create a series of thirty three thousand five hundred (33,500) shares of preferred stock designated as “Series C Convertible Preferred Stock”, none of which shares have been issued:

RESOLVED, that pursuant to the authority vested in the Board, in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.01 per share, of the Company be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES C CONVERTIBLE PREFERRED STOCK

1.          Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series C Convertible Preferred Stock” (the “Preferred Shares”). The authorized number of Preferred Shares shall be thirty three thousand five hundred (33,500) shares. Each Preferred Share shall have a par value of $0.01. Capitalized terms not defined herein shall have the meaning as set forth in Section 34 below.

2.          Ranking. Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the “Required Holders”) expressly consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 19, all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (such junior stock is referred to herein collectively as “Junior Stock”). The rights of all such shares of capital stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares. Without limiting any other provision of this Certificate of Designations, without the prior express consent of the Required Holders, voting separately as a single class, the Company shall not hereafter authorize or issue any additional or other shares of capital stock that is (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred Stock”), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Stock”) or (iii) any Junior Stock having a maturity or other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall result inconsistent therewith.

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3.          Dividends. In addition to Section 18 below, from and after the first date of issuance of any Preferred Shares (the “Initial Issuance Date”), each holder of a Preferred Share (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) (i) if no Triggering Event (as defined below) has occurred and is continuing, when and as declared by the Board, from time to time, in its sole and absolute discretion, which Dividends, if any, shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms hereof, in cash on the Stated Value of such Preferred Share, or (ii) if a Triggering Event has occurred and until such Triggering Event has been cured, a Dividend of 15% per annum based on the Holder’s outstanding number of Preferred Shares multiplied by the Stated Value (the “Default Dividend Rate”). Such Dividends, if any, that accrue shall be paid on each Installment Date (as defined below) occurring after the accrual of such Dividends, or such earlier time as the Board may in its sole discretion determine.

4.          Conversion. Subject to the provisions of Section 4(d), at any time after the date the Company obtains the Stockholder Ratification, each Preferred Share shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 4.

(a)          Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the date the Company obtains the Stockholder Ratification, each Holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such Holder into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock to the nearest whole share. The Company shall pay any and all actual transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares; provided, however, that if any such tax, cost or expense is due solely because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax, cost or expense.

(b)          Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”):

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(i)          “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges (as defined below in Section 27(c)) with respect to such Stated Value and Additional Amount as of such date of determination.

(ii)         “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $1.84, subject to adjustment as provided herein.

(c)          Mechanics of Conversion. The conversion of each Preferred Share shall be conducted in the following manner:

(i)          Optional Conversion. To convert a Preferred Share into shares of Common Stock on any date (a “Conversion Date”), a Holder shall deliver (via electronic mail), for receipt on or prior to 4:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within second (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preferred Shares (the “Preferred Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruction as contemplated by Section 21(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade on the Principal Market initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than five (5) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preferred Share Certificate (in accordance with Section 21(d)) representing the number of Preferred Shares not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In connection with any conversion of Preferred Shares by a Holder, the number of Preferred Shares converted by such Holder shall be deducted from the Installment Amount(s) of such Holder relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

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(ii)         Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, to issue to such Holder a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”), and if on or after such Share Delivery Deadline (provided that such Holder places an order to purchase such shares before the time the Company remedies such failure) such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that such Holder so anticipated receiving from the Company, then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the VWAP of the Common Stock on the attempted Conversion Date. For the avoidance of doubt, to the extent that the Company makes a payment contemplated by the foregoing sentence, the applicable portion of the shares of Preferred Stock to which the Conversion Failure applied shall no longer be outstanding.

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(iii)        Registration; Book-Entry. At the time of issuance of any Preferred Shares hereunder, the applicable Holder may, by written request (including by electronic-mail) to the Company, elect to receive such Preferred Shares in the form of one or more Preferred Share Certificates or in Book-Entry form. The Company (or the Transfer Agent, as custodian for the Preferred Shares) shall maintain a register (the “Register”) for the recordation of the names and addresses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether the Preferred Shares are held by such Holder in Preferred Share Certificates or in Book-Entry form (the “Registered Preferred Shares”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat each Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Preferred Shares in the same aggregate Stated Value as the Stated Value of the surrendered Registered Preferred Shares to the designated assignee or transferee pursuant to Section 21, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preferred Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preferred Shares held in the form of a Preferred Share Certificate to the Company unless (A) the full or remaining number of Preferred Shares represented by the applicable Preferred Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of the applicable Preferred Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preferred Share Certificate upon conversion. If the Company does not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence. In the event of any dispute or discrepancy as to the number of Preferred Shares to which the record holder is entitled such dispute shall be resolved in accordance with Section 27. Notwithstanding the foregoing, if the number of Preferred Shares set forth on the face of a Preferred Share Certificate is greater than the number of Preferred Shares then outstanding under such Preferred Share Certificate, the applicable Holder may not transfer such Preferred Share Certificate into the name of any other Person (other than an Affiliate of such Holder) unless such Holder first physically surrenders such Preferred Share Certificate to the Company pursuant to Section 21 below (or delivers a lost certificate affidavit to the Company, if applicable, pursuant to Section 21(b) below), whereupon the Company will forthwith issue and deliver to such Holder (or to such other Person as designated by such Holder to the Company in writing) a new Preferred Share Certificate of like tenor, representing, in the aggregate, the remaining number of Preferred Shares outstanding under such Preferred Share Certificate. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each Preferred Share Certificate shall bear the following legend:

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ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(iv)       Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares submitted for conversion, the Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder’s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26.

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(d)          Limitation on Beneficial Ownership.

(i)        The Company shall not effect the conversion of any of the Preferred Shares held by a Holder, and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the terms and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d)(i). For purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two (2) Business Days confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preferred Shares by such Holder and any other Attribution Party, since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. For the avoidance of doubt, the determination of whether an issuance would result in the creation of Excess Shares shall be based upon the determination made by the Holder of its and its Attribution Parties’ beneficial ownership based on the Reported Outstanding Share Number provided by the Company. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preferred Shares.

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(ii)        Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Preferred Shares without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Initial Issuance Date multiplied by (ii) the quotient of (1) the aggregate number of Preferred Shares issued to such Holder on the Initial Issuance Date divided by (2) the aggregate number of Preferred Shares issued to all Holders on the Initial Issuance Date (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion in full of a holder’s Preferred Shares, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Preferred Shares shall be allocated, to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such holder of Preferred Shares. In the event that the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 4(d)(ii) (the “Exchange Cap Shares”) to a Holder at any time after the later of (i) the Stockholders Meeting Outside Date and (ii) the date the Company obtains the Stockholder Ratification, the Company shall pay cash to such Holder in exchange for the redemption of such number of Preferred Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price on the Trading Day immediately preceding the date such Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company.

(e)          Triggering Event Conversion.

(i)          General. Subject to Section 4(d), at any time during the period commencing on the date of the occurrence of a Triggering Event (as defined in Section 5(a)) and ending on the later to occur of (x) the date of the cure of such Triggering Event and (y) ten (10) Trading Days after the date the Company delivers written notice to such Holder of such Triggering Event, a Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Triggering Event Conversion Date”), convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4(e), the “Triggering Event Conversion Amount”) into shares of Common Stock at the Triggering Event Conversion Price (each, a “Triggering Event Conversion”).

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(ii)         Mechanics of Triggering Event Conversion. On any Triggering Event Conversion Date, a Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 4(c) (with “Triggering Event Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Triggering Event Conversion and “Triggering Event Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Certificate of Designations that such Holder is electing to use the Triggering Event Conversion Price for such conversion. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company delivers shares of Common Stock representing the applicable Triggering Event Conversion Amount to such Holder, such Triggering Event Conversion Amount may be converted by such Holder into shares of Common Stock pursuant to Section 4(c) without regard to this Section 4(e).

5.          Triggering Event Redemptions.

(a)          Triggering Event. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (viii), (ix) and (x) shall constitute a “Bankruptcy Triggering Event”:

(i)          any of the Preferred Shares or shares of Common Stock issuable upon conversion of the Preferred Shares are not freely tradable without restriction by any of the Holders (subject to any restrictions imposed on any Holder due to such Holder’s Affiliate status with respect to the Company);

(ii)         the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iii)        the failure to receive the Stockholder Ratification on or before the 30th calendar date following the Initial Issuance Date;

(iv)        other than with respect to any Authorized Share Failure (as defined in Section 11(b)), the Company’s notice, written or oral, to any Holder, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 4(d) hereof;

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(v)         at any time after the date the Company obtains the Stockholder Ratification, following the tenth (10th) consecutive day that a Holder’s Authorized Share Allocation (as defined in Section 11(a) below) is less than 150% of the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion, in full, of all of the Preferred Shares then held by such Holder (without regard to any limitations on conversion set forth in this Certificate of Designations) at any time after the Company’s obtains the Stockholder Ratification, except, solely with respect to the first occurrence of an Authorized Share Failure hereunder, to the extent the Company is complying with the terms set forth in Section 11(b) below;

(vi)        the Company’s failure to pay to any Holder any amount when and as due under this Certificate of Designations (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), (whether or not permitted pursuant to the DGCL), except, in each such case only if such failure remains uncured for a period of at least five (5) Trading Days;

(vii)       the Company, on two or more occasions, either (A) fails to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) fails to remove any restrictive legend on any certificate at a time when such restrictive legend is no longer required under applicable federal or state securities laws, and such failure remains uncured for at least five (5) Trading Days;

(viii)      bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Significant Subsidiary and, if instituted against the Company or any Significant Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(ix)         the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law with respect to a material portion of the Company’s or any Significant Subsidiary’s assets;

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(x)          the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Significant Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xi)         a final judgment or judgments for the payment of money aggregating in excess of $750,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $750,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Required Holders) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xii)       the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $750,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in default, breach or violation of any agreement for monies owed or owing in an amount in excess of $750,000, which breach or violation permits the other party thereto to declare a default or otherwise redeem or accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is reasonably expected to have a Material Adverse Effect

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(xiii)       the Company’s failure to receive payments of at least $25,000,000 with respect to the Korea contract, as described in the Company’s press release issued on September 5, 2017, on or prior to the earlier of (A) Company’s public announcement of its fiscal 2017 fourth quarter earnings and (B) January 15, 2018;

(xiv)      other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any covenant or other term of this Certificate of Designations in any material respect (other than covenants subject to material adverse effect or materiality, which may not be breached in any respect), except, in the case of a breach of a covenant or other term that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xv)       a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xvi)     any breach or failure in any respect by the Company to comply with any provision of Section 15 of this Certificate of Designations, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days; and

(xvii)    any provision of this Certificate of Designations shall at any time for any reason (other than pursuant to the express terms hereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary seeking to establish the invalidity or unenforceability thereof.

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(b)          Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within two (2) Business Days deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, an “Triggering Event Redemption Right Period”) on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date), subject to Section 5(c), all or any of the Preferred Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preferred Shares such Holder is electing to redeem. Each of the Preferred Shares subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to the terms of this Certificate of Designations. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Triggering Event Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 5(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

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(c)       Redemption upon Failure to Receive Stockholder Ratification. Notwithstanding anything to the contrary herein, in the event of the occurrence of a Triggering Event pursuant to Section 5(a)(iii) hereof, (i) the maximum number of Preferred Shares that shall be redeemable solely as a result thereof shall be the maximum number of whole Preferred Shares such that the aggregate Triggering Event Redemption Price paid in connection with such Triggering Event shall not exceed $30,000,000 (“Stockholder Ratification Failure Redemption Cap”) and (ii) any Preferred Shares which shall not have been redeemed as a result of the Stockholder Ratification Failure Redemption Cap shall remain outstanding. In the event that not all outstanding Preferred Shares subject to a Triggering Event Redemption Notice delivered to the Company within the applicable Triggering Event Redemption Right Period may be redeemed due to the operation of the Stockholder Ratification Failure Redemption Cap, each Holder shall be entitled to elect to redeem up to such portion of the Stockholder Ratification Failure Redemption Cap based upon such Holder’s pro rata ownership of the total number of Preferred Shares outstanding at the time the Triggering Event Notice with respect to such Triggering Event is received (the “Basic Stockholder Ratification Failure Redemption Amount”) and to indicate in writing to the Company at the time of such election such additional number of Preferred Shares (the “Additional Stockholder Ratification Failure Redemption Amount”) which such Holder would elect to redeem if all Holders do not elect to redeem their entire Basic Stockholder Ratification Failure Redemption Amounts or if any Holder fails to deliver a Triggering Event Redemption Notice during the applicable Triggering Event Redemption Right Period. In the event that any Holder elects to redeem less than such Holder’s Basic Stockholder Ratification Failure Redemption Amount or fails to deliver a Triggering Event Redemption Notice during the applicable Triggering Event Redemption Right Period, the Company shall also redeem Preferred Shares of Holders who have indicated an Additional Stockholder Ratification Failure Redemption Amount, in amount up to the number of Preferred Shares for which such Holder(s) have submitted an Additional Stockholder Ratification Failure Redemption Amount; provided that if the redemption of the aggregate Additional Stockholder Ratification Failure Redemption Amount would result in the redemption of Preferred Shares in an amount in excess of the Stockholder Ratification Failure Redemption Cap, the Preferred Shares shall be redeemed from each Holder that has indicated an Additional Stockholder Ratification Failure Redemption Amount pro rata based on the Additional Stockholder Ratification Failure Redemption Amount indicated by such Holder compared to the Additional Stockholder Ratification Failure Redemption Amounts indicated by all Holders. For the avoidance of doubt, in no event shall the Triggering Event Redemption Price paid in redemption of the total number of Preferred Shares being redeemed upon a Triggering Event caused by Section 5(a)(iii) exceed the Stockholder Ratification Failure Redemption Cap.

(d)          Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event occurring prior or following to the Maturity Date, the Company shall immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other Person, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price to another Holder or any other Redemption Price, as applicable.

6.          Rights Upon Fundamental Transactions.

(a)          Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders, including agreements to deliver to each Holder in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the Stated Value and Default Dividend Rate and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein and therein. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 7(b) and 18, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such shares of common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. Notwithstanding the foregoing, any Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 6(a) to permit the Fundamental Transaction without the assumption of the Preferred Shares. The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

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(b)          Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier (next day delivery selected) to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Company to redeem all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the number of Preferred Shares such Holder is electing to have the Company redeem. Each Preferred Share subject to redemption pursuant to this Section 6(b) shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (x) the Conversion Amount being redeemed multiplied by (y) the quotient of (A) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to such holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (B) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 6(b) shall have priority to payments to all other stockholders of the Company in connection with such Change of Control. To the extent redemptions required by this Section 6(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Preferred Shares submitted by such Holder for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 4. In the event of a partial redemption of the Preferred Shares held by a Holder pursuant hereto, the number of Preferred Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any of the Preferred Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 12.

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7.          Right of Participation; Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)          Right of Participation.

(i)         From the date hereof until first (1st) anniversary of the Initial Issuance Date, the Company will not (A) directly or indirectly, file any registration statement with the SEC with respect to any Subsequent Placement (as defined below) and shall not file any prospectus supplement with respect to any Subsequent Placement or (B) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 7(a).

(ii)        The Company shall deliver to each Holder an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (A) identify and describe the Offered Securities, (B) describe the anticipated price and other material terms upon which they are to be issued or sold, and the number or amount of the Offered Securities to be issued or sold, (C) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued or sold and (D) offer to issue and sell to such Holders at least thirty-five percent (35%) of the Offered Securities, allocated among such Holders (a) based on such Holder’s pro rata ownership of the total number of Preferred Shares outstanding at the time of the Offer Notice (the “Basic Amount”) and (b) with respect to each Holder that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Holders as such Holder shall indicate it will purchase or acquire should the other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Holders shall have an opportunity to subscribe for any remaining Undersubscription Amount; provided that (i) the Company shall promptly notify each Holder of any changes to the anticipated price and other material terms of the Offered Securities after the Offer Notice is sent and (ii) the Company shall provide each Holder reasonable notice (which shall not be less than four (4) hours) of the final price (or formula therefor) of the Offered Securities before the Holders are required to provide the Company any notice of their election to accept such Offer pursuant to Section 7(a)(iii) below.

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(iii)        To accept an Offer, in whole or in part, such Holder must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Holder’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Holder’s Basic Amount that such Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Holder elects to purchase (in either case, the “Notice of Acceptance”). For the avoidance of doubt, in the event a Holder fails to timely deliver a Notice of Acceptance, such Holder shall be deemed to have declined to participate in such Subsequent Placement. If the Basic Amounts elected to be subscribed for by all Holders are less than the total of all of the Basic Amounts, then each Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has elected to be subscribed for; provided, however, that if the Undersubscription Amounts elected to be subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Holder who has elected to be subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Holder bears to the total Basic Amounts of all Holder that have elected to be subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer in any material respect, prior to the expiration of the Offer Period, the Company may deliver to the Holders a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after such Holder’s receipt of such new Offer Notice.

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(iv)        The Company shall have five (5) Business Days from the expiration of the Offer Period above (i) to offer, issue or sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holders (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, if any and (b) either (x) the consummation, or the expected consummation, of the transactions contemplated by such Subsequent Placement Agreement or (y) if a Subsequent Placement Agreement is executed, the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any material documents contemplated therein filed as exhibits thereto.

(v)        In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 7(a)(iv) above), then each Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Holder elected to purchase pursuant to Section 7(a)(iii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue or sell (including Offered Securities to be issued or sold to Holders pursuant to Section 7(a)(iv) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue or sell more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 7(a)(ii) above.

(vi)        Upon the closing of the issuance or sale of all or less than all of the Refused Securities, the Holders shall acquire from the Company, and the Company shall issue to the Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 7(a)(iv) above if the Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Holders and their respective counsel; provided that, for the avoidance of doubt, this paragraph shall not create any obligation on the Company to amend or modify, or seek to amend or modify, any of the terms or provisions of the Subsequent Placement Agreement, or otherwise prohibit the Company from consummating the respective Subsequent Placement of Refused Securities in accordance with the applicable Subsequent Placement Agreement.

(vii)       Any Offered Securities not acquired by the Holders or other Persons in accordance with Section 7(a)(iv) above may not be issued or sold until they are again offered to the Holders under the procedures specified in this Section 7(a).

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(viii)      The Company and the Holders agree that if any Holder elects to participate in the Offer, (x) neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Holder shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Holder prior to such Subsequent Placement and (y) the Holders shall be entitled to the same registration rights provided to other investors in the Subsequent Placement.

(ix)        Notwithstanding anything to the contrary in this Section 7(a) and unless otherwise agreed to by the Holders, the Company shall either confirm in writing to the Holders that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Holders will not be in possession of material non-public information, by the fifteenth (15th) Business Day following delivery of the Offer Notice. If by the fifteenth (15th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Holders, such transaction shall be deemed to have been abandoned and the Holders shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Holder with another Offer Notice and each Holder will again have the right of participation set forth in this Section 7(a). The Company shall not be permitted to deliver more than one such Offer Notice to the Holders in any 60 day period (other than the Offer Notices contemplated by the last sentence of Section 7(a)(iii) of this Certificate of Designations). Notwithstanding anything to the contrary herein, in no event shall delivery of any notice in accordance with the requirements of this Section 7(a) constitute or be deemed to constitute a breach of the Company’s obligation not to provide material non-public information regarding the Company to any Holder or any other Person; provided the Company then complies with the applicable requirement to publicly disclose such material, nonpublic information pursuant to this Section 7(a)(ix).

(x)         This Section 7(a) shall not apply in connection with the issuance or deemed issuance of any Common Stock by the Company: (A) under any employee benefit plan which has been approved by the Board, pursuant to which the Company’s securities may be issued to any employee, officer or, director or consultant for services provided to the Company; (B) with respect to the Preferred Shares pursuant to the terms of this Certificate of Designations; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; or (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities.

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(b)          Purchase Rights. In addition to any adjustments pursuant to Section 8 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Common Stock (the “Purchase Rights”), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder’s right to participate in any such Purchase Right would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until the earlier of (i) such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage) and (ii) the expiration date, the termination date, the maturity date or other similar provision of such Purchase Rights, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

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(c)          Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each Holder will thereafter have the right to receive upon a conversion of all the Preferred Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares contained in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Preferred Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Holder. The provisions of this Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares contained in this Certificate of Designations.

8.          Rights Upon Issuance of Other Securities.

(a)          Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 7 or Section 18, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 7 or Section 18, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)          Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(b), at any time any Preferred Shares remain outstanding, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via electronic mail and overnight courier (next day delivery selected) to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preferred Shares by designating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preferred Shares.

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(c)          Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(d)          Voluntary Adjustment by Company. The Company may at any time any Preferred Shares remain outstanding reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

9.          Installment Conversion or Installment Redemption.

(a)          General. On each applicable Installment Date, provided there has been no Equity Conditions Failure, the Company shall pay to each Holder the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 9 (an “Installment Conversion”); provided, however, that the Company may, at its option following notice to each Holder as set forth below, pay the Installment Amount by redeeming such Installment Amount in cash (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 9. On or prior to the date which is the eleventh (11th) Trading Day prior to each Installment Date, but not earlier than the fifteenth (15th) Trading Day prior to the applicable Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, an “Installment Notice” and the date all Holders receive such notice is referred to as to the “Installment Notice Date”), to each Holder and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of this Certificate of Designations, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 9 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice in accordance with this Section 9 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with such Installment Conversion. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 9) shall be converted in accordance with Section 9(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 9(c).

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(b)          Mechanics of Installment Conversion. Subject to Section 4(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being paid, in whole or in part, in an Installment Conversion in accordance with Section 9(a), then the remainder of this Section 9(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, deliver to each Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 9(b)), provided that the Equity Conditions are then satisfied (or waived in writing by such Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of the Certificate of Designations. If the Company confirmed (or is deemed to have confirmed by operation of Section 9(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 9(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide each Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by such Holder) during such Interim Installment Period, then, at the option of such Holder designated in writing to the Company, such Holder may require the Company to do any one or more of the following (but without duplication): (i) the Company shall redeem all or any part designated by such Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to such Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 108% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preferred Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such Designated Redemption Amount shall thereafter be adjusted to equal the Installment Conversion Price (determined as if the date of such designation were an Installment Date and conversions required by this Section 9(b) shall be made in accordance with the provisions of Section 4(c); provided, further, that in the event that the sole cause of an Equity Conditions Failure during the applicable Equity Conditions Measuring Period was due to the Company’s inability to deliver to such Holder Common Stock due to Section 4(d)(i), which constitutes an Equity Conditions Failure pursuant to clause (iii) of the definition of “Equity Conditions”, then, the Company may, at its option, elect to either (x) pay (i) in cash the portion of the Installment Amount the payment of which would otherwise result in an Equity Conditions Failure due to the Company’s inability to deliver to such Holder shares of Common Stock due to Section 4(d)(i) (irrespective of any prior election or notice to pay such amount by converting all or some of the applicable Installment Amount into Common Stock) pursuant to an Installment Redemption as if it had elected in the applicable Installment Notice to pay the applicable Installment Amount pursuant to an Installment Redemption and (ii) the remainder of such Installment Amount in an Installment Conversion in accordance with this Section 9(b) or (y) by (i) deferring the portion of such Installment Payment the payment of which would otherwise result in an Equity Conditions Failure due to the Company’s inability to deliver to such Holder shares of Common Stock due to Section 4(d)(i) to the immediately subsequent Installment, if any, and (ii) paying the remainder of such Installment Amount in an Installment Conversion in accordance with this Section 9(b) and the Company shall deliver a written notice to the Holders setting forth its election pursuant to this proviso at least one (1) Trading Day prior to the applicable Installment Date. For the avoidance of doubt, subject to Section 9(f), the Holder may waive the Equity Conditions Failure and receive the Installment Conversion Amount through the conversion of the Installment Amount in an Installment Conversion. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Installment Date by payment of such amount by such date for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then such Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Certificate of Designations (including, without limitation, such failure constituting a Triggering Event described in Section 5(a)(vi)). Notwithstanding anything to the contrary in this Section 9(b), but subject to Section 4(d), until the Company delivers Common Stock representing the Installment Conversion Amount to such Holder, the Installment Conversion Amount may be converted by such Holder into Common Stock pursuant to Section 4. In the event that a Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. The Company shall pay any and all actual transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock in any Installment Conversion hereunder; provided, however, that if any such tax is due solely because the Holder requested such shares to be issued in a name other than the Holder’s name, then the Holder will pay such tax.

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(c)          Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 9(a), then the Installment Redemption Amount, if any, shall be redeemed by the Company in cash on the applicable Installment Date by wire transfer to each Holder of immediately available funds in an amount equal to 108% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Certificate of Designations), such Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Installment Conversion Price (determined as if the date of such designation were an Installment Date). Notwithstanding anything to the contrary in this Section 9(c), but subject to Section 4(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by a Holder into Common Stock pursuant to Section 4. In the event a Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 9(c) shall be made in accordance with the provisions of Section 12.

(d)          Deferred Installment Amount. Notwithstanding any provision of this Section 9(d) to the contrary, each Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the second (2nd) Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount of such Holder payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount. Any notice delivered by such Holder pursuant to this Section 9(d) shall set forth (i) the Deferral Amount requested by such Holder and (ii) the date on which such Holder requests that such Deferral Amount shall now be payable. Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to elect deferral pursuant to this Section 9(d) if such deferral would defer an Installment Amount beyond the Maturity Date.

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(e)          Acceleration of Installment Amounts. Notwithstanding any provision of this Section 9 to the contrary, but subject to Section 4(d), with respect to any given Installment Date (the “Current Installment Date”), during the period commencing on the Installment Notice Due Date immediately prior to such Current Installment Date and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), each Holder may elect, at its option and in its sole discretion, at one or more times in such Installment Period, to convert other Preferred Shares (each, an “Acceleration”, and such aggregate number of Preferred Shares in an Acceleration, each, an “Acceleration Amount”), in whole or in part, at the Installment Conversion Price of such Current Installment Date in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis. Notwithstanding the foregoing, with respect to any given Installment Period, the Holder may not elect to effect any Acceleration during such Installment Period if (i) the Conversion Amount of the aggregate number of Preferred Shares subject to Acceleration in such Installment Period exceeds in the aggregate 300% of the Installment Amount (not including any Deferral Amounts or Acceleration Amounts) for such Current Installment Date (which, for the avoidance of doubt, assuming the Company elects an Installment Conversion for the full Installment Amount, could result in an Installment Conversion and Accelerations that, collectively, represent 400% of the Installment Amount (not including any Deferral Amounts or Acceleration Amounts)), or (ii) the Conversion Amount of the aggregate number of Preferred Shares subject to prior Accelerations exceeds in the aggregate twelve (12) times the Installment Amount (not including any Deferral Amounts or Acceleration Amounts) for such Current Installment Date.

(f)          Waiver of Equity Conditions Failure. Notwithstanding anything herein to the contrary, in no event shall a Holder be entitled to waive an Equity Conditions Failure due to the failure of the Equity Conditions set forth in clauses (iii), (iv), (ix)(C) and/or (xii) of such definition.

10.         Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take all action as may be required to protect the rights of the Holders hereunder. Without limiting the generality of the foregoing or any other provision of this Certificate of Designations, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Preferred Shares above the Conversion Price then in effect, (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of Preferred Shares and (c) shall, after the date the Company obtains the Stockholder Ratification and so long as any Preferred Shares are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares at the Conversion Price then in effect, the Required Reserve Amount (as defined in Section 11(a)). Notwithstanding anything herein to the contrary, if after the date that is one hundred twenty (120) calendar days after the Initial Issuance Date, each Holder is not permitted to convert such Holder’s Preferred Shares in full for any reason (other than pursuant to restrictions set forth in Section 4(d)(i) hereof), the Company shall use its reasonable best efforts to promptly remedy such failure, including, without limitation, seeking to obtain such consents or approvals as necessary to effect such conversion into shares of Common Stock.

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11.         Authorized Shares.

(a)          Reservation. So long as any Preferred Shares remain outstanding, the Company shall at all times after the date the Company obtains the Stockholder Ratification, reserve at least 150% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Preferred Shares that then remain outstanding (without regard to any limitations on conversions), including without limitation, pursuant to Installment Conversions, Triggering Event Conversion, if any, and Accelerations (the “Required Reserve Amount”). The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the Holders based on the number of the Preferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders, pro rata based on the number of the Preferred Shares then held by the Holders.

(b)          Insufficient Authorized Shares. If, notwithstanding Section 11(a) and not in limitation thereof, while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) seek to obtain stockholder approval at a meeting of its stockholders for an increase in the number of authorized shares of Common Stock and, in each case, file an amendment to the Company’s Certificate of Incorporation making effective the necessary increase in the number of authorized shares of Common Stock within such seventy-five (75) day period. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent, submitting for filing with the SEC an Information Statement on Schedule 14C and filing an amendment to the Company’s Certificate of Incorporation making effective the necessary increase in the number of authorized shares of Common Stock. In the event that the Company is prohibited from issuing shares of Common Stock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorized Failure Shares”), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay cash within five (5) Trading Days in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorized Failure Shares and (y) the highest sale price of the Common Stock on the attempted Conversion Date; and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any reasonable and documented brokerage commissions and other out-of-pocket expenses, if any, of such Holder incurred in connection therewith. For the avoidance of doubt, to the extent that the Company makes a payment contemplated by the foregoing sentence, the applicable portion of the shares of Preferred Stock to which the Authorized Failure Shares applied shall no longer be outstanding.

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12.         Redemptions.

(a)          General. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in cash within two (2) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Installment Redemption Price to each Holder in cash on the applicable Installment Date. If a Holder has submitted a Maturity Redemption Notice in accordance with Section 13 below, the Company shall deliver the applicable Maturity Redemption Price to such Holder on the applicable Maturity Redemption Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any other provision of this Certificate of Designations, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other provision of this Certificate of Designations and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other provision of this Certificate of Designations. In the event of a redemption of less than all of the Preferred Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preferred Share Certificate (in accordance with Section 21) (or evidence of the creation of a new Book-Entry) representing the number of Preferred Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the DGCL), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Preferred Shares, (y) the Company shall promptly and in any event within five (5) Trading Days return the applicable Preferred Share Certificate, or issue a new Preferred Share Certificate (in accordance with Section 21(d)), to such Holder, (unless the Preferred Shares are held in Book-Entry form, in which case the Company shall deliver evidence to such Holder that a Book-Entry for such Preferred Shares then exists) and in each case the Additional Amount of such Preferred Shares shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided, (B) 85% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided, and (C) 85% of the quotient of (I) the sum of the five (5) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period). For the avoidance of doubt, if the Conversion Price is subject to adjustment pursuant to the immediately preceding clause (z), the Conversion Price shall not also be subject to adjustment pursuant to Section 4(e). A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preferred Shares subject to such notice.

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(b)          Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b) or Section 6(b), the Company shall promptly, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

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13.         Holder Optional Redemption after Maturity Date. At any time from and after the tenth (10th) Business Day prior to the Maturity Date, any Holder may by delivery of written notice thereof to the Company require the Company to redeem (a “Maturity Redemption”) all or any number of Preferred Shares then held by such Holder. The Company shall then deliver a written notice (the “Maturity Redemption Notice”) to such Holder within two (2) Trading Days of receipt thereof (the date the Company delivers such notice, a “Maturity Redemption Notice Date”) electing to redeem such remaining Preferred Shares either (i) by paying cash at a purchase price equal to 108% of the Conversion Amount of such Preferred Shares or (ii) provided that no Equity Conditions Failure occurs from the Maturity Redemption Notice Date through the Maturity Redemption Date (as defined below), by paying a number of Common Stock calculated by dividing the Conversion Amount of such remaining Preferred Shares by the Installment Conversion Price determined as if the Maturity Redemption Date was an Installment Date (the “Maturity Redemption Price”). If the Company elects to redeem such remaining Preferred Shares in cash, such cash shall be paid on the same day as the delivery of the Maturity Redemption Notice (such date, in such event, being “the Maturity Redemption Date”). If the Company elects instead to redeem such remaining Preferred Shares in shares of Common Stock in accordance with clause (ii) of the second sentence of this Section 13, the Maturity Redemption Notice shall state the date the Company is required to pay to such Holder such Maturity Redemption Price (such date, in such case, being the Maturity Redemption Date), which date shall be on the twelfth (12th) Trading Date following the Maturity Redemption Notice Date. Redemptions required by this Section 13 shall be made in accordance with the provisions of Section 12.

14.         Voting Rights. Holders shall have no voting rights, except on matters required by law (including without limitation, the DGCL) or by this Certificate of Designations to be submitted to a class vote of the holders of the Preferred Shares. To the extent that under the DGCL the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Preferred Shares, voting together in the aggregate and not in separate series unless required under the DGCL, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the DGCL), voting together in the aggregate and not in separate series unless required under the DGCL, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the DGCL holders of the Preferred Shares are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) on the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preferred Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Company’s bylaws and the DGCL.

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15.         Covenants.

(a)          Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of inventory and product in the ordinary course of business or (iii) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and/or its wholly-owned Subsidiaries to the Company and/or any of its wholly-owned Subsidiaries.

(b)          Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Subscription Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(c)          Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except as could not reasonably be expected to result in a Material Adverse Effect.

(d)          Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, except as could not reasonably be expected to result in a Material Adverse Effect.

(e)          Maintenance of Intellectual Property. The Company will, and will cause each of its Subsidiaries to, take all action reasonably necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect.

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(f)          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated, except as could not reasonably be expected to result in a Material Adverse Effect.

(g)          Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice or otherwise necessary or desirable for the prudent operation of its business, in each case, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(h)          Restricted Issuances.

(i)         The Company shall not, directly or indirectly, without the prior written consent of the Required Holders of the Preferred Shares then outstanding, (A) issue any Preferred Shares (other than as contemplated by this Certificate of Designations) or (B) issue any other securities that would cause a breach or default under this Certificate of Designations.

(ii)        For so long as any Preferred Shares are outstanding, except with the prior approval of the Required Holders (whether at a duly called meeting or by written consent), the Company shall not, and shall not permit or suffer its Subsidiaries to, incur Indebtedness or enter into any other agreement, contract or understanding, if such Indebtedness, agreement, contract or understanding prohibits the Company from making any cash redemptions of the Preferred Shares or cash payments on or in respect of the Preferred Shares; provided that no such approval shall be required for incurring (a) trade payables in the ordinary course of business consistent with past practice, or (b) Indebtedness incurred by special purpose Subsidiaries created by the Company for the purpose of financing individual projects undertaken by the Company for the direct benefit of specific customers of the Company, including without limitation FuelCell Energy Finance, LLC and any subsidiaries thereof; provided the Company provides three (3) Business Days’ notice to the Holders prior to incurring such Indebtedness (such Indebtedness described in this proviso, “Permitted Indebtedness”). Notwithstanding anything in this Certificate of Designations to the contrary, the Company and its Subsidiaries shall be permitted to incur Permitted Indebtedness.

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16.         Stockholder Approval and Stockholder Ratification.

(a)          The Company shall provide each stockholder entitled to vote at a special meeting of the stockholders of the Company (the “Stockholder Meeting”) which shall be held as soon as reasonably possible following the mailing of the proxy statement to the stockholders of the Company in respect thereof (the “Approval Proxy Statement”), but not later than three (3) Business Days prior to the 120th calendar day following the Initial Issuance Date (the “Stockholder Meeting Outside Date”), a copy of the Approval Proxy Statement, at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of a proposal providing for issuance of the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares, in each case in compliance with the rules and regulations of the Principal Market, the Certificate of Incorporation of the Company, the Bylaws of the Company and applicable law (collectively, the “Stockholder Approval”, and the date the Stockholder Approval is obtained, the “Stockholder Approval Date”). As reasonably promptly as practicable after effectiveness of this Certificate of Designations, but in no event later than November 7, 2017, the Company shall, in consultation with the Holders, prepare and file with the SEC, the preliminary Approval Proxy Statement and related proxy materials in compliance with Section 14 of the 1934 Act. As reasonably promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by the Company and the Holders of all information required to be contained therein, the Company shall, in consultation with the Holders, prepare and the Company shall file any required amendments to the Approval Proxy Statement with the SEC. The Company shall notify the Holders reasonably promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Approval Proxy Statement or for additional information and shall consult with the Holders regarding, and supply the Holders with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Approval Proxy Statement. Prior to filing or mailing the initial Approval Proxy Statement or any proposed amendment of or supplement to the Approval Proxy Statement, the Company shall provide the Holders a reasonable opportunity to review and comment on such document and shall incorporate therein any reasonable comments of the Holders thereto. The Company shall use its best efforts to have the Approval Proxy Statement cleared by the SEC and shall thereafter mail to the stockholders of the Company as reasonably promptly as possible the Approval Proxy Statement and all other proxy materials for the Stockholder Meeting.

(b)          The Company hereby covenants and agrees that (a) the Approval Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act and (b) none of the information included or incorporated by reference in the Approval Proxy Statement will, at the date it is first mailed to the stockholders of the Company or at the time of the Stockholder Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(c)          The Company shall take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action reasonably necessary to convene the Stockholder Meeting as promptly as reasonably practicable but no later than January 5, 2018 and to submit at the Stockholder Meeting for approval by the requisite vote of the stockholders of the Company the matters subject to Stockholder Approval. In connection with the Stockholder Meeting and any adjournment or postponement thereof, (i) the Board shall recommend that its stockholders vote in favor of all matters submitted thereto at such meeting and (ii) neither the Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Holders, such recommendation. The Company shall take all lawful action to solicit from the stockholders of the Company proxies in favor of the Stockholder Approval and take all other action reasonably necessary or advisable to secure the vote or consent of the stockholders that are required by the rules of Principal Market and applicable law, including, if necessary or appropriate or if requested by the Holders, adjourning the Stockholder Meeting to solicit additional proxies. The Company will enforce any and all voting agreements in respect of the matters subject to the Stockholder Meeting.

(d)          The Company shall use its reasonable best efforts to obtain the Stockholder Ratification as contemplated by the preliminary proxy statement filed by the Company on August 25, 2017 (the “Ratification Proxy Statement”). As reasonably promptly as practicable after comments, if any, are received from the SEC thereon and after the furnishing by the Company and the Holders of all information required to be contained therein, the Company shall, in consultation with the Holders, prepare and the Company shall file any required amendments to the Ratification Proxy Statement with the SEC. The Company shall notify the Holders reasonably promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Ratification Proxy Statement or for additional information and shall consult with the Holders regarding, and supply the Holders with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Ratification Proxy Statement.

(e)          In the event the Company fails to receive the Stockholder Approval or the Stockholder Ratification at the time such proposals are considered by the Company’s stockholders, the Company shall use its reasonable best efforts to seek such Stockholder Approval or Stockholder Ratification, as applicable, at a subsequent special meeting of the Company’s stockholders as soon as reasonably practicable, but no later than 75 days following the special meeting at which the Company’s stockholders failed to provide the Stockholder Approval or Stockholder Ratification. The Company shall continue to seek Stockholder Approval or Stockholder Ratification at special meetings of the Company’s stockholders until such Stockholder Approval or Stockholder Ratification is obtained with each new special meeting to be held as soon as reasonably practicable but no later than 75 days following the date of the prior special meeting at which such proposal was considered by the Company’s stockholders.

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(f)          Notwithstanding Section 33 to the contrary, in no event shall the Company be required to publicly disclose any material, nonpublic information provided to the Holders pursuant to this Section 16 prior to such time, if ever, it is required to do so under applicable securities laws; provided, however, that the Company’s rights under this Section 16(f) shall not serve to cure any facts or circumstances that would otherwise result in an Equity Conditions Failure.

17.         Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), after any amount that is required to be paid to Senior Preferred Stock, if any, and before any amount shall be paid to the holders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Preferred Share equal to the greater of (i) the Conversion Amount thereof on the date of such payment and (ii) the amount per share such Holder would receive if such Holder converted such Preferred Shares into Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Stock, then each Holder and each holder of Parity Stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all Holders and all holders of shares of Parity Stock. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 17. All the preferential amounts to be paid to the Holders under this Section 17 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 17 applies.

18.         Distribution of Assets. In addition to any adjustments pursuant to Section 8, if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such rights (and any rights under this Section 18 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

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19.         Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Preferred Shares hereunder, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2, create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)); (e) without limiting any provision of Section 3, pay dividends or make any other distribution on any shares of any Junior Stock; or (f) without limiting any provision of Section 10, whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares hereunder.

20.         Transfer of Preferred Shares. A Holder may transfer some or all of its Preferred Shares without the consent of the Company. No Preferred Shares may be sold or transferred other than to a U.S. person as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

21.         Reissuance of Preferred Share Certificates and Book Entries.

(a)          Transfer. If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 21(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than the entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 21(d)) to such Holder representing the outstanding number of Preferred Shares not being transferred (or evidence of such remaining Preferred Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(iii) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares.

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(b)          Lost, Stolen or Mutilated Preferred Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preferred Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Preferred Share Certificate (in accordance with Section 21(d)) representing the applicable outstanding number of Preferred Shares.

(c)          Preferred Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book-Entry (in accordance with Section 21(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 21(d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Book-Entry, and each such new Book-Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d)          Issuance of New Preferred Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preferred Share Certificate or a new Book-Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preferred Share Certificate or in such Book-Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book-Entry being issued pursuant to Section 21(a) or Section 21(c), the number of Preferred Shares designated by such Holder) which, when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preferred Shares remaining outstanding under the original Preferred Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preferred Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preferred Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book-Entry, as applicable.

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22.         Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to seek an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to a Holder that is reasonably requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Certificate of Designations.

23.         Payment of Collection, Enforcement and Other Costs. If (a) any Preferred Shares are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Holder otherwise takes action to collect amounts due under this Certificate of Designations with respect to the Preferred Shares or to enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Certificate of Designations, then the Company shall pay the reasonable and documented costs incurred by such Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable and documented attorneys’ fees and disbursements.

24.         Construction; Headings. This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Certificate of Designations are for convenience of reference and shall not form part of, or affect the interpretation of, this Certificate of Designations. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Certificate of Designations.

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25.         Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder within the applicable time periods provided herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Notwithstanding the foregoing, nothing contained in this Section 25 shall permit any waiver of any provision of Section 4(d).

26.         Dispute Resolution.

(a)          In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, an Installment Conversion Price, a Triggering Event Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be) shall submit the dispute to the other party via electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Holder at any time after such Holder learned of the circumstances giving rise to such dispute. If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Installment Conversion Price, such Triggering Event Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the third (3rd) Business Day following such initial notice by the Company or such Holder (as the case may be) of such dispute to the Company or such Holder (as the case may be), then such Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute, which investment bank shall be approved by the Company (such approval not to be unreasonably delayed, withheld or conditioned).

(b)          Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 26 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and such Holder or otherwise requested by such investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

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(c)          The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder in writing of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. Absent bad faith by such Holder, the fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

27.         Notices; Currency; Payments.

(a)          Notices. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to the terms of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same as follows:

(i)          if to the Company, to:

FuelCell Energy, Inc.

3 Great Pasture Road

Danbury, CT 06810

Attention: Michael Bishop & Jennifer D. Arasimowicz, Esq.

Email: mbishop@fce.com

jarasimowicz@fce.com

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Eleazer N. Klein, Esq. & Antonio Diaz-Albertini, Esq.

Email: Eleazer.Klein@srz.com

Antonio.Diaz-Albertini@srz.com

Facsimile: (212) 593-5955

(ii)         if to a Holder, in accordance with the address, facsimile number and/or e-mail address of such Holder set forth on the books and records of the Company; or to such other address, facsimile number and/or e-mail address and/or to the attention of such Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

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Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) promptly upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)          Currency. All dollar amounts referred to in this Certificate of Designations are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Certificate of Designations shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Certificate of Designations, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time with no less than two (2) Business Days prior written notice. Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under this Certificate of Designations which is not paid within five (5) Business Days of when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

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28.         Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Certificate of Designations.

29.         Governing Law. This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Certificate of Designations shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and each Holder hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder, or to enforce a judgment or other court ruling in favor of such Holder. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY.

30.         Severability. If any provision of this Certificate of Designations is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31.         Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

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32.         Stockholder Matters; Amendment.

(a)          Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the DGCL, the Certificate of Incorporation, this Certificate of Designations or otherwise with respect to the issuance of Preferred Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(b)          Amendment. This Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the DGCL, of the Required Holders, voting separate as a single class, and with such other stockholder approval, if any, as may then be required pursuant to the DGCL and the Certificate of Incorporation.

33.         Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within two (2) Business Days after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise, unless any provision of this Certificate of Designations provides otherwise with respect to the public disclosure of a particular notice, then such public disclosure shall be in accordance with the terms and conditions of such provision. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries.

34.         Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)          “Additional Amount” means, as of the applicable date of determination, with respect to each Preferred Share, all declared and unpaid Dividends on such Preferred Share.

(c)          “Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

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(d)          “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(e)          “Bloomberg” means Bloomberg, L.P.

(f)          “Book-Entry” means each entry on the Register evidencing one or more Preferred Shares held by a Holder in lieu of a Preferred Share Certificate issuable hereunder.

(g)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(h)          “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company, (iii) a merger in connection with a bona fide acquisition by the Company of any Person in which such merger does not contemplate a change to the identity of a majority of the board of directors of the Company, or (iv) as a result of the transactions contemplated by this Certificate of Designations.

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(i)          “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(j)          “Common Stock” means (i) the Company’s shares of common stock, $0.0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k)          “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(l)          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m)          “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n)          “Current Subsidiary” means any Person in which the Company on the Subscription Date, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “Current Subsidiaries”.

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(o)          “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Capital Market or the Principal Market.

(p)          “Equity Conditions” means, with respect to an given date of determination: (i) on each day during the applicable Equity Conditions Measuring Period, the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company); (ii) during the applicable Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4 hereof; (iii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 4(d)(i) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the applicable Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) on each day during the applicable Equity Conditions Measuring Period, such Holder shall not be in possession of any material, non-public information regarding the Company provided to it by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives, agents or the like; (vii) on each day during the applicable Equity Conditions Measuring Period, the Company otherwise shall not have breached any covenant or other term of this Certificate of Designations in any material respect (other than covenants subject to material adverse effect or materiality, which may not be breached in any respect), including, without limitation, the Company shall not have failed to timely make any payment pursuant to this Certificate of Designations; (viii) on at least seven (7) Trading Days during the applicable Equity Conditions Measuring Period, including each of the final three (3) Trading Days during such Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure; (ix) on each day during the applicable Equity Conditions Measuring Period, on the applicable date of determination after the date the Company obtains the Stockholder Ratification (A) no Authorized Share Failure shall exist or be continuing and 100% of the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares (without regard to any limitations on conversion) are available under the certificate of incorporation of the Company and reserved by the Company to be issued pursuant to this Certificate of Designations, (B) all shares of Common Stock to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Failure and (C) all shares of Common Stock to be issued in connection with the event requiring this determination are duly authorized and may be issued in full; (x) on each day during the applicable Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xi) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are eligible for trading without restriction on an Eligible Market; and (xii) the Company shall have obtained the Stockholder Ratification.

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(q)          “Equity Conditions Failure” means that as of the applicable date of determination the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(r)          “Equity Conditions Measuring Period” means the period beginning twelve (12) Trading Days immediately prior to the applicable date of determination and ending on and including the applicable date of determination.

(s)          “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(t)          “GAAP” means United States generally accepted accounting principles, consistently applied.

(u)          “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(v)         “Holder Pro Rata Amount” means, with respect to any Holder, a fraction (i) the numerator of which is the number of Preferred Shares issued to such Holder on the Initial Issuance Date and (ii) the denominator of which is the number of Preferred Shares issued to all Holders on the Initial Issuance Date.

(w)          “Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

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(x)          “Installment Amount” means, as of the applicable date of determination, with respect to a particular Holder, (A) the Stated Value of a number of Preferred Shares equal to (i) the product of (1) $1,015,151.52 multiplied by (2) such Holder’s Pro Rata Amount (rounded to the nearest whole number) or (ii) all Preferred Shares then held by such Holder only if such number of Preferred Shares then held by such Holder is less than the amount determined under the immediately preceding clause (i), (B) any Deferral Amount deferred pursuant to Section 9(d) to such applicable Installment Date and included in such Installment Amount in accordance therewith, and (C) any Acceleration Amount accelerated pursuant to Section 9(e) for such Current Installment Date and included in such Installment Amount in accordance therewith.

(y)          “Installment Conversion Price” means, with respect to a particular date of determination, the lesser of (i) the Conversion Price then in effect, and (ii) 87.5% of the Installment Market Price then in effect. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(z)          “Installment Date” means each of the first (1st) and sixteenth (16th) calendar day of each month commencing on (and including) November 1, 2017 and ending on (and including) the Maturity Date; provided that if a given Installment Date is not a Trading Day, such Installment Date shall be the next Trading Day.

(aa)         “Installment Market Price” means the lesser of (i) the VWAP on the Trading Day immediately prior to the applicable Installment Date and (ii) the quotient of (A) the sum of the two (2) lowest daily VWAPs of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) two (2).

(bb)         “Intellectual Property Rights” means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor.

(cc)         “Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

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(dd)         “Material Adverse Effect” means one or more material adverse effect(s). individually or in the aggregate, on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby, or on the authority or ability of the Company to perform its obligations under this Certificate of Designations.

(ee)         “Maturity Date” shall mean March 1, 2019; provided, however, the Maturity Date may be extended at the option of a Holder (i) in the event that, and for so long as, a Triggering Event shall have occurred and be continuing or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date; provided, however, that if a Holder elects to convert some or all of its Preferred Shares pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Preferred Shares.

(ff)         “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(gg)         “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(hh)         “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, if any, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control.

(ii)         “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(jj)         “Price Failure” means, with respect to each Trading Day of the applicable Equity Conditions Measuring Period, the VWAP of the Common Stock fails to be $0.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date) or more. All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(kk)         “Principal Market” means the Nasdaq Global Market.

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(ll)         “Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Maturity Redemption Notice, the Installment Notices with respect to any Installment Redemption and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(mm)      “Redemption Premium” means 125%.

(nn)         “Redemption Prices” means, collectively, Triggering Event Redemption Prices, the Change of Control Redemption Prices, the Maturity Redemption Price and the Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(oo)         “SEC” means the Securities and Exchange Commission or the successor thereto.

(pp)         “Significant Subsidiary” shall have the meaning ascribed to such term in Rule 1-02 of Regulation S-X.

(qq)         “Stated Value” shall mean $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares.

(rr)         “Stockholder Ratification” means (i) the valid ratification by the requisite stockholders of the Company or (ii) the approval by the Delaware Chancery Court pursuant to Section 205 of the DGCL, in each case, of the filing and effectiveness of the certificate of amendment to the Company’s amended and restated certificate of incorporation filed with the Secretary of State of Delaware on December 3, 2015 and the 1-for-12 reverse stock split of the Company’s Common Stock that was effected thereby and became effective on December 3, 2015.

(ss)         “Subscription Date” means September 5, 2017.

(tt)          “Subject Entity” means any Person, Persons or Group or any Affiliate of any such Person, Persons or Group.

(uu)         “Subsidiaries” means, as of any date of determination, collectively, all Current Subsidiaries and all New Subsidiaries, and each of the foregoing, individually, a “Subsidiary.”

(vv)         “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Change of Control or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Change of Control shall have been entered into.

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(ww)         “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the entire final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which the Principal Market or other then applicable Eligible Market is open for trading of securities.

(uu)         “Triggering Event Conversion Price” means, with respect to any Triggering Event Conversion that price which shall be the lower of (i) the applicable Conversion Price as in effect on the Trading Day immediately preceding the time of the delivery or deemed delivery of the applicable Conversion Notice, and (ii) 85% of the lowest VWAP of the Common Stock on any Trading Day during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such period).

(yy)         “Volume Failure” means, with respect to each Trading Day of the applicable Equity Conditions Measuring Period, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock fails to be $150,000 or more.

(zz)          “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 26. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

*  *  *  *  *

A-51

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series C Convertible Preferred Stock of FuelCell Energy, Inc. to be signed by its __________ on this ___ day of September, 2017.

FUELCELL ENERGY, INC.

By:
Name:
Title:

A-52

EXHIBIT I

FUELCELL ENERGY, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock of FuelCell Energy, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C Convertible Preferred Stock, $0.01 par value per share (the “Preferred Shares”), of FuelCell Energy, Inc., a Delaware corporation (the “Company”), indicated below into shares of common stock, $0.0001 value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preferred Shares to be converted

Aggregate Stated Value of such Preferred Shares to be converted:

Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares and such Aggregate Dividends to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

This Conversion Notice shall constitute a representation by the Holder submitting this Conversion Notice that after giving effect to the conversion provided for in this Conversion Notice, the Holder (together with its Attribution Parties) will not have beneficial ownership (together with the beneficial ownership of such Person’s Attribution Parties) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined based on the Reported Outstanding Share Number provided by the Company and otherwise pursuant to the provisions of Section 4(d)(i) of the Note. By submitting this Conversion Notice to the Company, the Holder agrees and acknowledges that the Company shall be entitled rely on the foregoing representation.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

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☐          If this Conversion Notice is being delivered with respect to an Triggering Event Conversion, check here if Holder is electing to use the following Triggering Event Conversion Price:____________

☐	If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use the following Installment Conversion Price:____________

Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or for its benefit, as follows:

☐	Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐	Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,___

Name of Registered Holder

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By:
Name:
Title:

Tax ID:_____________________

Facsimile:___________________

E-mail Address:

A-55

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock.

FUELCELL ENERGY, INC.

By:
Name:
Title:

A-56

PROSPECTUS

$150,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

We may from time to time offer and sell any combination of debt securities, preferred stock, warrants and/or common stock described in this prospectus, either individually or in units, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000.

The securities may be offered to or through underwriters, through agents or dealers, through market sales directly to one or more purchasers or through a combination of such methods. See “Plan of Distribution.”

This prospectus provides a general description of the securities we may offer. In certain cases, we specify in an accompanying prospectus supplement the specific terms of the securities offered and the offering price and terms of an offering of the securities, including, but not limited to, the names of any underwriters, agents or dealers. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, if any, carefully before you invest in any securities.

We will use the net proceeds received from the sale of the securities by the Company for general corporate purposes.

Our common stock is quoted on the NASDAQ Global Market under the symbol “FCEL”. No public market currently exists for the other securities offered hereby. The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.

Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06813, and our telephone number is (203) 825-6000.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2017

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “expects”, “anticipates”, “estimates”, “should”, “will”, “could”, “would”, and “may”. Such statements relate to the development and commercialization by FuelCell Energy, Inc. and its subsidiaries (“FuelCell Energy”, “Company”, “we”, “us” and “our”) of fuel cell technology and products and the market for such products, future funding under government research and development contracts, the expected cost competitiveness of our technology, and our ability to achieve our sales plans and cost reduction targets. These and other forward-looking statements contained in this prospectus are subject to risks and uncertainties, known and unknown, that could cause actual results to differ materially from those forward-looking statements, including, without limitation, general risks associated with product development and manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, government appropriations, the ability of the government to terminate its development contracts at any time, rapid technological change, and competition and changes in accounting policies or practices adopted voluntarily or as required by accounting principles generally accepted in the United States, as well as other risks contained in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended October 31, 2016, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement or in any document incorporated by reference herein or therein. We cannot assure you that we will be able to meet any of our development or commercialization schedules, that the government will appropriate the funds anticipated by us under our government contracts, that the government will not exercise its right to terminate any or all of our government contracts, that any of our products or technology, once developed, will be commercially successful, or that we will be able to achieve any other result anticipated in any other forward-looking statement contained herein. The forward-looking statements contained herein speak only as of the date of this prospectus. Except for ongoing obligations to disclose material information under the federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we are registering an unspecified amount of each class of securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Where You Can Find More Information.” You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

FUELCELL ENERGY, INC.

Overview

We are an integrated fuel cell company with an expanding global presence on three continents. We design, manufacture, sell, install, operate and service ultra-clean, highly efficient stationary fuel cell power plants for distributed power generation. Our power plants provide megawatt-class scalable on-site power and utility grid support, helping customers solve their energy, environmental and business challenges. Our plants are operating in more than 50 locations in nine countries on three different continents and have generated more than three billion kilowatt hours (kWh) of electricity, which is equivalent to powering more than 270,000 average size U.S. homes for one year. Our growing installed base and backlog exceeds 300 megawatts (MW).

FuelCell Energy was founded in Connecticut in 1969 as an applied research organization, providing contract research and development. The Company went public in 1992, raising capital to develop and commercialize fuel cells, and reincorporated in Delaware in 1999. We began selling stationary fuel cell power plants commercially in 2003. Today we develop turn-key distributed generation combined heat and power solutions for our customers and provide comprehensive service for the life of the asset.

Our principal executive offices are located at 3 Great Pasture Road, Danbury, Connecticut 06813. Our telephone number is (203) 825-6000. We maintain a web site at the following Internet address: www.fuelcellenergy.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement. Our web site address is included as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The ratio of our earnings to fixed charges are set forth below for each of the periods indicated.

Fiscal Year Ended October 31,
	2016 (1)	2015 (1)	2014 (1)	2013 (1)	2012 (1)
Ratio of earnings to fixed charges and preference dividends	N/A	N/A	N/A	N/A	N/A

(1)	For the fiscal years ended October 31, 2016, 2015, 2014, 2013 and 2012, our earnings were insufficient to cover fixed charges. The coverage deficiencies were $54.8 million, $32.6 million, $40.8 million, $37.2 million and $34.2 million, respectively.

For purposes of calculating the ratios of earnings to fixed charges, (i) fixed charges consist of interest on debt, amortization of discount on debt, capitalized interest, estimate of interest within rental expense, and preferred dividends and (ii) earnings consist of pre-tax income from operations and fixed charges (excluding preferred dividends and capitalized interest) and include the amortization of capitalized interest.

USE OF PROCEEDS

Except as may be provided in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for market and product development, project financing and general corporate purposes. General corporate purposes may include capital expenditures, repayment of debt, payment of dividends and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.

The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “we,” “our” and “us” refer only to FuelCell Energy, Inc. and not to its consolidated subsidiaries.

We may offer and sell debt securities from time to time in one or more series (the “Debt Securities”). The following description of Debt Securities will apply to the Debt Securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of Debt Securities may specify different or additional terms.

The Debt Securities will be either our unsecured senior debt securities (the “Senior Debt Securities”) or our unsecured subordinated debt securities (the “Subordinated Debt Securities”). The Senior Debt Securities may be issued under an Indenture (the “Senior Indenture”) between us and a trustee that will be identified in a prospectus supplement (the “Senior Trustee”). The Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our outstanding unsecured senior indebtedness. The Subordinated Debt Securities may be issued under a second indenture (the “Subordinated Indenture”) between us and a trustee that will be identified in a prospectus supplement (the “Subordinated Trustee”), which may be the same as the Senior Trustee. The Subordinated Debt Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered by such prospectus supplement, will be subject to the subordination provisions set forth under the heading “Subordination of the Subordinated Debt Securities” below. The Senior Indenture and the Subordinated Indenture are together called the “Indentures” and the Senior Trustee and the Subordinated Trustee are together called the “Trustee.” Copies of the forms of each Indenture are incorporated by reference as exhibits to this registration statement.

The following section summarizes certain general terms and provisions of the Debt Securities and Indentures, and should not be considered a complete description of the terms and provisions of each Indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the Indentures.

General

An Indenture will not limit the aggregate principal amount of Debt Securities that we may issue. Each Indenture may provide that Debt Securities of any series may be issued under it up to the aggregate principal amount authorized from time to time by us and may be denominated in any currency or currency unit that we designate. We will determine the terms and conditions of each series of Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. Unless set forth in the applicable prospectus supplement, neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other indebtedness that we may incur or the other securities that we may issue.

The prospectus supplement relating to each series of Debt Securities being offered will specify the particular terms of those Debt Securities. The terms may include:

•	the title of the Debt Securities and whether they are Senior Debt Securities or Subordinated Debt Securities;

•	the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount that may be issued;

•	the denomination or denominations in which the Debt Securities will be issuable if other than $1,000 and integral multiples thereof;

•	the priority of payment of the Debt Securities, including any subordination provisions;

•	the price or prices (which may be expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of the maturity thereof;

•	the date or dates, or the method for determining such date of dates, on which the Debt Securities will mature and the amounts to be paid upon maturity of the Debt Securities;

•	the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any, the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated, if other than that of a 360-day year of twelve 30-day months;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the place or places where the principal of, and premium and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such Debt Securities may be served;

•	the date or dates, if any, after which, and the price or prices at which, and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, by us;

•	Our obligation, if any, to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	the terms, if any, on which the Debt Securities of such series are convertible into, or exchangeable for, shares of our common stock or other securities, including any mandatory conversion or exchange provisions and any provisions intended to prevent dilution of those conversion or exchange rights;

•	whether such Debt Securities will be secured or unsecured and the terms relating thereto;

•	the restrictions, if any, on the transfer, sale or other assignment of the Debt Securities;

•	if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the principal of, or premium and interest, if any, on the Debt Securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

•

whether the amount of payments of principal of, or premium and interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default (as defined in the applicable Indenture) or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants described herein;

•	whether and under what circumstances we will pay any additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities in lieu of making such payment;

•	whether Debt Securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent Global Security (as defined herein) may exchange such interests for Debt Securities of such series and of like tenor or any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if registered securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

•	the date as of which any bearer securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

•	the person to whom any interest on any registered security of the series shall be payable, if other than the person in whose name that Debt Security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any bearer security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an interest payment date will be paid if other than in the manner provided in the applicable Indenture;

•	the applicability, if any, of the legal defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series;

•	whether such Debt Securities will be issued in certificated or book entry form, and if the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	whether the Debt Securities will be listed for trading on an exchange and the identity of such exchange, and whether any underwriters will act as market makers for the Debt Securities; and

•	any other terms, preferences, rights or limitations of, or restrictions on, the Debt Securities of such series, including any restrictions on the transfer, sale or other assignment of the Debt Securities.

Debt Securities may be issued as original issue discount Debt Securities (bearing no interest or interest at a rate that at the time of issuance is below market rates) (“Original Issue Discount Securities”), to be sold at a substantial discount below their stated principal amount. There may not be any periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of such Original Issue Discount Security upon such acceleration will be set forth in the prospectus supplement and determined in accordance with the terms of such security and the applicable Indenture, but will be an amount less than the amount payable at the maturity of the principal of such Original Issue Discount Security. The federal income tax considerations with respect to Original Issue Discount Securities will be explained in the prospectus supplement we prepare for the Original Issue Discount Securities.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert Debt Securities into or exchange them for our common stock, our preferred stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. We will describe how the number of shares of our common stock, our preferred stock or other securities or property to be received upon conversion or exchange would be calculated.

Form, Exchange and Transfer

We will issue Debt Securities only in fully registered form, without coupons, and, unless otherwise specified in the prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

The holder of a Debt Security may elect, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, to exchange them for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Holders of Debt Securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed, at the office of the transfer agent we designate for the purpose. We will not impose a service charge for any registration of transfer or exchange of Debt Securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place of payment for the Debt Securities.

If we redeem the Debt Securities, we will not be required to issue, register the transfer of or exchange any Debt Security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange any Debt Security selected for redemption, except the unredeemed portion of the Debt Security being redeemed.

Payment and Paying Agents

Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on a Debt Security to the person in whose name the Debt Security is registered at the close of business on the regular record date for such interest.

Unless otherwise stated in the prospectus supplement, we will pay principal and any premium or interest on the Debt Securities at the office of our designated paying agent. Unless we state otherwise in the prospectus supplement, the corporate trust office of the Trustee will be the paying agent for the Debt Securities.

Any other paying agents we designate for the Debt Securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the Debt Securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any Debt Security that remains unclaimed for a specified period. The holder thereafter may look only to us for payment.

Global Securities

The Debt Securities of any series may be represented by one or more global securities (each, a “Global Security” and, together, the “Global Securities”) that will have an aggregate principal amount equal to that of the Debt Securities of that series. Each Global Security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the Global Security with the depositary or a custodian, and the Global Security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the depositary or any nominee of the depositary unless (1) the depositary has notified us that it is unwilling or unable to continue as depositary or (2) an event of default occurs and continues with respect to the Debt Securities. The depositary will determine how all securities issued in exchange for a Global Security will be registered.

As long as the depositary or its nominee is the registered holder of a Global Security, the depositary or the nominee will be considered the sole owner and holder of the Global Security and the underlying Debt Securities. Except as stated above, owners of beneficial interests in a Global Security will not be entitled to have the Global Security or any Debt Security registered in their names, will not receive physical delivery of certificated Debt Securities and will not be considered to be the owners or holders of the Global Security or underlying Debt Securities. We will make all payments of principal, premium and interest on a Global Security to the depositary or its nominee. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a Global Security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a Global Security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security. We and the Trustee assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security.

The specific terms of the depositary arrangement with respect to any series of Debt Securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Each Indenture may provide that we may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets to any person, provided that:

•	the surviving company is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the surviving company assumes our obligations on the applicable Debt Securities and under the applicable Indenture;

•	after giving effect to the transaction, there is no Default or Event of Default that has occurred and is continuing; and

•	certain other conditions under the applicable Indenture are met.

Accordingly, such consolidation, merger or sale, assignment, transfer, lease or conveyance of assets, which meets the conditions described above, would not create any Event of Default which would entitle holders of the Debt Securities, or the Trustee on their behalf, to take any of the actions described below under “Events of Default.”

Leveraged and Other Transactions

Unless otherwise specified in the applicable prospectus supplement, the Indentures and the Debt Securities will not contain, among other things, provisions that would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving us that could adversely affect the holders of Debt Securities.

Modification of the Indentures; Waiver

Each Indenture may provide that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of such Indenture may be made that affect the rights of the holders of such Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security so affected which would, among other things:

•	reduce the aggregate principal amount of Debt Securities of any series the holders of which must consent to an amendment, supplement modification or waiver of any provision of the Indentures;

•	reduce the rate of or extend the time for payment of interest on any series of Debt Securities;

•	reduce the principal of or change the stated maturity of any series of Debt Securities;

•	change the date on which any Debt Security of any of series may be subject to redemption, or reduce the premium payable upon the redemption or repurchase thereof;

•	make any Debt Security of any series payable in currency other than that stated in the Debt Security;

•	modify or change any provision of the Indentures affecting the ranking of the Debt Securities of any series in a manner which adversely affects the holders thereof;

•	impair the right of any holder of Debt Securities to institute suit for the enforcement of any payment in or with respect to any such series of Debt Securities; or

•	make any change in the amendment and waiver provisions of the Indentures which require each holder’s consent.

The holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive, on behalf of the holders of all Debt Securities of that series, our compliance with certain restrictive provisions of any Indenture. Prior to the acceleration of the maturity of the Debt Securities of any series outstanding under an Indenture, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive any past default under an Indenture with respect to Debt Securities of that series, except a default (1) in the payment of principal, premium or interest on any Debt Security of that series or (2) in respect of a covenant or provision of an Indenture that cannot be amended without each holder’s consent.

Except in certain limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under an Indenture. In certain limited circumstances, the Trustee may set a record date for action by holders. To be effective, the action must be taken by holders of the requisite principal amount of such Debt Securities within a specified period following the record date.

Events of Default

An Event of Default with respect to the Debt Securities of any series may be defined in an applicable Indenture as:

•	default in the payment of principal, premium or sinking fund payment, if any, on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the Subordinated Indenture;

•	default in the payment of interest on any Debt Security of that series when due, which continues for 90 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the Subordinated Indenture;

•	Failure to comply in any material respect with any agreement or covenants in, or provisions of, the Debt Securities or the applicable Indenture with respect to the Debt Securities of such series, which continues for 90 days after written notice by the Trustee or the holders of at least 51% in aggregate principal amount of the outstanding Debt Securities of that series;

•	certain events of bankruptcy, insolvency or reorganization affecting us; and

•	any other event that may be specified in a prospectus supplement with respect to any series of Debt Securities.

If an Event of Default (other than an Event of Default relating to events of bankruptcy, insolvency or reorganization) with respect to any series of Debt Securities occurs and is continuing, either the Trustee or the holders of at least 51% in aggregate principal amount of the outstanding Debt Securities of such series outstanding may declare immediately due and payable the unpaid the principal amount (or if such Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. If an Event of Default relating to events of bankruptcy, insolvency or reorganization with respect to the Debt Securities of any series at the time outstanding shall occur, all unpaid principal, premium and accrued interest an all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any holder. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “Modification of the Indentures; Waiver.”

If an Event of Default occurs and is continuing, the Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the Debt Securities of any series, and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the applicable Indenture will, proceed to protect the rights of the holders of all the Debt Securities of such series.

The Indentures will provide that upon the occurrence of an Event of Default relating to payments of principal of, premium, if any, or interest on any Debt Security, we will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Debt Security, the whole amount then due and payable on such Debt Securities for principal, premium, if any, and interest. The Indentures will further provide that that if we fail to pay such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of the amount due.

No holder of a Debt Security of any series may institute any proceeding with respect to an Indenture, or for the appointment of a receiver or a trustee, or for other remedy, unless (1) the holder has previously given the Trustee written notice of a continuing event of default, (2) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made a written request, and the holders have offered reasonable indemnity to the Trustee to institute the proceeding, (3) the Trustee has failed to institute the proceeding, and has not received a direction inconsistent with the request within 60 days of such notice, and (4) during such 60-day period, the holders of at least a majority in aggregate principal amount of such series of Debt Securities do not give the Trustee a direction inconsistent with the request. The Indenture may also provide that, notwithstanding any other provision of the applicable Indenture, the holder of any Debt Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on such Debt Securities when due and that such right will not be impaired without the consent of such holder.

We are required to file annually with the applicable Trustee a written statement as to the existence or non-existence of defaults under the Indentures or the Debt Securities.

Subordination of the Subordinated Debt Securities

The Subordinated Debt Securities will be our direct, unsecured obligations and, unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered by such prospectus supplement, will be subject to the subordination provisions described in this section. Upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities is to be subordinated in right of payment to all Senior Indebtedness. In certain events of bankruptcy or insolvency, the payment of the principal of and interest on the Subordinated Debt Securities will, to the extent provided in a Subordinated Indenture, also be effectively subordinated in right of payment to all General Obligations (as defined below).

Upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Subordinated Debt Securities will be entitled to receive any payment in respect of the Subordinated Debt Securities. If upon any such payment or distribution of assets, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, (i) there remain any amounts of cash, property or securities available for payment or distribution in respect of the Subordinated Debt Securities (“Excess Proceeds”) and (ii) if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds will first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of the Subordinated Debt Securities.

Nothing in the Indentures or in any Subordinated Debt Security is intended to impair our obligations, which are absolute and unconditional, to make payments of the principal of, premium, if any, or interest on the Subordinated Debt Securities as and when such Subordinated Debt Securities become due and payable in accordance with their terms.

By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of assets upon any dissolution, winding up, liquidation or reorganization, our creditors who are not holders of Senior Indebtedness or the Subordinated Debt Securities may recover less, proportionately, than holders of Senior Indebtedness and may recover more, proportionately, than holders of the Subordinated Debt Securities.

Subject to payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or our securities applicable to Senior Indebtedness. Subject to payment in full of all General Obligations, the holders of the Subordinated Debt Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or our securities applicable to such creditors in respect of General Obligations.

“Senior Indebtedness” for purposes of a Subordinated Indenture means all indebtedness (present or future) created, incurred, assumed or guaranteed by us (and all renewals, extensions or refundings thereof), unless the instrument under which such indebtedness is created, incurred, assumed or guaranteed provides that such indebtedness is not senior or superior in right of payment to the Subordinated Debt Securities.

The term “indebtedness for money borrowed” as used in this prospectus includes, without limitation, any obligation of, or any obligation guaranteed by us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets. A Subordinated Indenture would not limit our issuance of additional Senior Indebtedness.

The Subordinated Debt Securities will rank senior in right of payment to our Junior Subordinated Indebtedness upon any distribution of our assets due to any dissolution, winding up, liquidation or reorganization, to the extent provided in the instruments creating our Junior Subordinated Indebtedness. “Junior Subordinated Indebtedness” is the principal of, premium, if any, and interest on:

•	all of our indebtedness for money borrowed whether outstanding on the date of the execution of a Subordinated Indenture or created, assumed or incurred after that date that is by its terms subordinated to the Subordinated Debt Securities; and

•	any deferrals, renewals or extensions of any of such Junior Subordinated Indebtedness.

Unless otherwise specified in the prospectus supplement relating to a particular series of Subordinated Debt Securities offered thereby, the term “General Obligations” means all obligations to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than:

•	obligations on account of Senior Indebtedness;

•	obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the Subordinated Debt Securities; and

•	obligations which by their terms are expressly stated not to be senior in right of payment to the Subordinated Debt Securities or to rank equally with the Subordinated Debt Securities.

The Trustee or the holders of Subordinated Debt Securities may accelerate the maturity of the Subordinated Debt Securities if an Event of Default has occurred and is continuing, in accordance with the terms of the Indenture, provided that all obligations in respect of Senior Indebtedness then or thereafter due or declared to be due shall first be paid in full before the Trustee of the holders of Subordinated Debt Securities are entitled to receive any payment from us of principal of or interest on the Subordinated Debt Securities.

Defeasance and Covenant Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions relating to defeasance and discharge of indebtedness, or to defeasance of certain restrictive covenants in the Indentures, to the Debt Securities of any series.

DESCRIPTION OF CAPITAL STOCK

The following descriptions set forth certain general terms of our common stock and our preferred stock. While we believe that the following descriptions cover the material terms of our capital stock, the descriptions may not contain all of the information that is important to you. The descriptions set forth below are not complete and are subject to, and qualified in their entirety by, our amended certificate of incorporation (including the Certificate of Designation of Series A Preferred Stock and the Amended Certificate of Designation of 105,875 Shares of 5% Series B Cumulative Convertible Perpetual Preferred Stock incorporated therein, the “Charter”), our amended and restated by-laws (“By-laws”), the Delaware General Corporation Law (“DGCL”), and, for any other series of preferred stock, the certificate of designations relating to such particular series of preferred stock. The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Copies of the Charter and the By-laws have been filed with the SEC. You are urged to read the Charter and the By-laws in their entirety.

Authorized and Outstanding Capital Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share, and 250,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series designated by our board of directors, of which 250,000 shares of our preferred stock have been designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock (“Series B preferred stock”). On October 31, 2016, 35,174,424 shares of our common stock were issued and outstanding and 64,020 shares of our Series B preferred stock were issued and outstanding. No other shares of our preferred stock are issued and outstanding. There are 1,000,000 Series 1 preferred shares of our Canadian subsidiary, FCE FuelCell Energy, Ltd., issued and outstanding and convertible into shares of FuelCell Energy, Inc. common stock.

In addition, as of October 31, 2016, there were outstanding options to purchase 246,923 shares of our common stock under our equity incentive plans, 990,035 shares of our common stock were available for future issuance under our equity incentive plans, 62,226 shares of our common stock were available for future issuance under our employee stock purchase plan and 11,706,000 shares of our common stock were available for future issuance under warrants. In addition, as of October 31, 2016, we were obligated, if and when the holder exercises its conversion rights, to issue approximately 1,042,000 shares of our common stock upon conversion of the Series 1 preferred shares. As of October 31, 2016, Series B Preferred Stock may be converted to 454,043 shares of our common stock. As of December 30, 2016, there were 169 holders of record of our common stock. This does not include the number of persons whose stock is in nominee or “street” name accounts through brokers.

Common Stock

Voting Rights

The holders of our common stock have one vote per share. Holders of our common stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders (including the election of directors in uncontested elections) must be approved by a majority of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock. A plurality voting standard applies in contested director elections (i.e., when the number of nominees for election as directors exceeds the number of directors to be elected at such meeting).

Dividends

Holders of our common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any of our preferred stock then outstanding. Dividends consisting of shares of our common stock may be paid to holders of shares of our common stock. We have never paid a cash dividend on our common stock and do not anticipate paying any cash dividends on common stock in the foreseeable future.

Other Rights

In the event of our liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any of our preferred stock then outstanding, the holders of shares of our common stock are entitled to share ratably in all assets available for distribution. Holders of shares of our common stock have no preemptive rights or rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

This section describes the general terms of our preferred stock, $0.01 par value, to which any prospectus supplement may relate. Certain terms of any series of our preferred stock offered by any prospectus supplement will be described in such prospectus supplement. If so indicated in the prospectus supplement, the terms of that series may differ from the terms described below. The following description of the terms of our preferred stock is a summary. You should refer to our Charter and any certificate of amendment to our Charter or certificate of designations filed with the SEC in connection with the offering of our preferred stock for a full description of the terms of the preferred stock.

Under our Charter, our board of directors has the authority, without further shareholder action, to issue from time to time, preferred stock in one or more series and for such consideration as may be fixed from time to time by our board of directors. Our board also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend and voting rights. Our Charter authorizes 250,000 shares of preferred stock. Prior to the issuance of each series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. The board of directors may, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects.

Our preferred stock will have the dividend, liquidation, redemption, voting and conversion rights set forth below unless otherwise specified in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

•	the number of shares to constitute such series and the distinctive designation of such series;

•	the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

•	whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

•	the preferences, if any, and the special and relative rights o the shares of such series upon liquidation;

•	whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock and, if so, the conversion price or ratio and other conversion rights;

the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

•	Such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank equally in all respects with each other then outstanding series of preferred stock.

Preferred stock could be issued quickly with terms that could delay or prevent a change of control or make the removal of management more difficult. Additionally, the issuance of preferred stock may decrease the market price of our common stock and may adversely affect the voting and other rights of the holders of our common stock.

Ranking

Any series of our preferred stock will, with respect to dividend rights and rights on liquidation, winding up or dissolution, rank:

•	senior to all classes of our common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to that preferred stock;

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with that preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to that preferred stock.

Dividends

The holders of our preferred stock will be entitled to receive, when, as and if declared by our board of directors, dividends at such rates and on such dates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board. Dividends may be paid in the form of cash, preferred stock (of the same or a different series) or our common stock, in each case as specified in the applicable prospectus supplement.

Dividends on any series of our preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If the dividends on a series of our preferred stock are noncumulative (“Noncumulative Preferred Stock”), and our board of directors fails to declare a dividend payable on a dividend payment date, then the holders of such preferred stock will have no right to receive a dividend in respect to the dividend period relating to such dividend payment date, and we will not be obligated to pay the dividend accrued for such period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates. Dividends on shares of any cumulative series of preferred stock (“Cumulative Preferred Stock”) shall accumulate from and after the day on which such shares are issued, but arrearages in the payment thereof shall not bear interest.

If we have not declared and paid or set apart when due all accrued dividends on each series of our preferred stock through the last preceding dividend date of each such series, we may not declare or pay any dividends on, or make other distributions on, our common stock other than a dividend payable in our common stock. No restriction applies to our repurchase or redemption of our capital stock while there is any arrearage in the payment or dividends or any applicable sinking fund installments.

Redemption

A series of our preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable prospectus supplement. Redeemed shares of our preferred stock will become authorized but unissued shares of preferred stock that we may issue in the future.

The terms and conditions under which all or any part of any series of our preferred stock may be redeemed will be established by our board of directors before we issue such series of preferred stock. All shares of our preferred stock that we redeem, or which have been surrendered for conversion or exchange or for cancellation pursuant to any sinking or purchase fund, will return to the status of authorized but unissued shares.

Conversion Rights

The prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of such series are convertible into our common stock.

Rights Upon Liquidation

Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of our preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to such preferred stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such preferred stock plus accrued and unpaid dividends (which will not, if such preferred stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If we voluntarily or involuntarily liquidate, dissolve or wind up our business and the amounts payable with respect to our preferred stock of any series and any of our other securities ranking equal as to any such distribution are not paid in full, the holders of such preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock of any series will not be entitled to any further participation in any distribution of our assets.

Voting Rights

Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of our preferred stock will not be entitled to vote. If the holders of a series of our preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote. For any series of our preferred stock having one vote per share, the voting power of such series, on matters on which holders of such series and holders of other series of our preferred stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of preferred stock.

Series B Preferred Stock

On November 11, 2004, we entered into a purchase agreement with Citigroup Global Markets Inc., RBC Capital Markets Corporation, Adams Harkness, Inc., and Lazard Freres & Co., LLC (the “Initial Purchasers”) for the private placement under Rule 144A of up to 135,000 shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000). On November 17, 2004 and January 25, 2005, we closed on the sale of 100,000 shares and 5,875 shares, respectively, of Series B preferred stock to the Initial Purchasers.

As of October 31, 2016, there were 250,000 preferred shares authorized, of which 250,000 shares were designated as Series B preferred shares, and 64,020 Series B preferred shares were issued and outstanding.

The following is a summary of certain provisions of our Series B preferred stock. The resale of the shares of our Series B preferred stock and the resale of the shares of our common stock issuable upon conversion of the shares of our Series B preferred stock are covered by a registration rights agreement.

Ranking

Shares of our Series B preferred stock rank with respect to dividend rights and rights upon our liquidation, winding up or dissolution:

•	senior to shares of our common stock;

•	junior to our debt obligations; and

•	effectively junior to our subsidiaries’ (i) existing and future liabilities and (ii) capital stock held by others.

Dividends

The Series B preferred stock pays cumulative annual dividends of $50 per share which are payable quarterly in arrears on February 15, May 15, August 15 and November 15. Dividends will be paid on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the shares of our Series B preferred stock will accumulate and be cumulative from the date of original issuance. Accumulated dividends on the shares of our Series B preferred stock will not bear any interest.

The dividend rate on the Series B preferred stock is subject to upward adjustment as set forth in the certificate of designation of the Series B preferred stock if we fail to pay, or to set apart funds to pay, dividends on the shares of our Series B preferred stock for any quarterly dividend period. The dividend rate on the Series B preferred stock is also subject to upward adjustment as set forth in the registration rights agreement entered into with the Initial Purchasers if we fail to satisfy our registration obligations with respect to the Series B preferred stock (or the underlying common shares) set forth in the Registration Rights Agreement.

No dividends or other distributions may be paid or set apart for payment upon our common shares (other than a dividend payable solely in shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds or shares of common stock therefore have been set aside for payment of accumulated and unpaid Series B preferred stock dividends.

The dividend on the Series B preferred stock may be paid in cash; or at the option of the holder, in shares of our common stock, which will be registered pursuant to a registration statement to allow for the immediate sale of these common shares in the public market. Dividends of $3.2 million were paid in each of the years ended October 31, 2016, 2015 and 2014. There were no cumulative unpaid dividends as of October 31, 2016.

Liquidation

The Series B preferred stock stockholders are entitled to receive, in the event that we are liquidated, dissolved or wound up, whether voluntarily or involuntarily, $1,000 per share plus all accumulated and unpaid dividends to the date of that liquidation, dissolution, or winding up (“Liquidation Preference”). Until the holders of Series B preferred stock receive their Liquidation Preference in full, no payment will be made on any junior shares, including shares of our common stock. After the Liquidation Preference is paid in full, holders of the Series B preferred stock will not be entitled to receive any further distribution of our assets. As of October 31, 2016, the Series B preferred stock had a Liquidation Preference of $64.0 million.

Conversion Rights

Each Series B Preferred Stock share may be converted at any time, at the option of the holder, into 7.0922 shares of our common stock (which is equivalent to an initial conversion price of $141.00 per share) plus cash in lieu of fractional shares. The conversion rate is subject to adjustment upon the occurrence of certain events, as described below, but will not be adjusted for accumulated and unpaid dividends. If converted, holders of Series B Preferred Stock do not receive a cash payment for all accumulated and unpaid dividends; rather, all accumulated and unpaid dividends are cancelled.

We may, at our option, cause shares of Series B Preferred Stock to be automatically converted into that number of shares of our common stock that are issuable at the then prevailing conversion rate. We may exercise our conversion right only if the closing price of our common stock exceeds 150% of the then prevailing conversion price ($141.00 as of October 31, 2016) for 20 trading days during any consecutive 30 trading day period, as described in the Certificate of Designation.

If holders of Series B Preferred Stock elect to convert their shares in connection with certain fundamental changes (as described below and in the Certificate of Designation), we will in certain circumstances increase the conversion rate by a number of additional shares of common stock upon conversion or, in lieu thereof, we may in certain circumstances elect to adjust the conversion rate and related conversion obligation so that shares of our Series B Preferred Stock are converted into shares of the acquiring or surviving company, in each case as described in the Certificate of Designation.

The adjustment of the conversion price is to prevent dilution of the interests of the holders of the Series B Preferred Stock from the following:

•	Issuances of common stock as a dividend or distribution to holders or our common stock;

•	Common stock share splits or share combinations;

•	Issuances to holders of our common stock of any rights, warrants or options to purchase our common stock for a period of less than 60 days; and

•	Distributions of assets, evidences of indebtedness or other property to holders of our common stock.

Redemption

We do not have the option to redeem the shares of Series B Preferred Stock. However, holders of the Series B Preferred Stock can require us to redeem all or part of their shares at a redemption price equal to the Liquidation Preference of the shares to be redeemed in the case of a “fundamental change.” A fundamental change will be deemed to have occurred if any of the following occurs:

•	any “person” or “group” is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock then outstanding and normally entitled to vote in the election of directors;

•	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by our Board of Directors or whose nomination for election by our shareholders was approved by a vote of two-thirds of our directors then still in office who were either directors at the beginning of such period or whose election of nomination for election was previously so approved) cease for any reason to constitute a majority of our directors then in office;

•	the termination of trading of our common stock on the NASDAQ Stock Market and such shares are not approved for trading or quoted on any other U.S. securities exchange; or

•	we consolidate with or merge with or into another person or another person merges with or into us or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our assets and certain of our subsidiaries, taken as a whole, to another person and, in the case of any such merger or consolidation, our securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of our voting stock are changed into or exchanged for cash, securities or property, unless pursuant to the transaction such securities are changed into securities of the surviving person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the voting stock of the surviving person.

Notwithstanding the foregoing, holders of shares of Series B Preferred Stock will not have the right to require us to redeem their shares if:

•	the last reported sale price of shares of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or its announcement equaled or exceeded 105% of the conversion price of the shares of Series B Preferred Stock immediately before the fundamental change or announcement;

•	at least 90% of the consideration (excluding cash payments for fractional shares) and, in respect of dissenters’ appraisal rights, if the transaction constituting the fundamental change consists of shares of capital stock traded on a U.S. national securities exchange, or which will be so traded or quoted when issued or exchanged in connection with a fundamental change, and as a result of the transaction, shares of Series B Preferred Stock become convertible into such publicly traded securities; or

•	in the case of fundamental change event in the fourth bullet above, the transaction is affected solely to change our jurisdiction of incorporation.

We may, at our option, elect to pay the redemption price in cash or, in shares of our common stock valued at a discount of 5% from the market price of shares of our common stock, or any combination thereof. Notwithstanding the foregoing, we may only pay such redemption price in shares of our common stock that are registered under the Securities Act and eligible for immediate sale in the public market by non-affiliates of the Company.

Voting Rights

Holders of Series B Preferred Stock currently have no voting rights; however, holders may receive certain voting rights, as described in the Certificate of Designation, if (1) dividends on any shares of Series B Preferred Stock, or any other class or series of stock ranking on a parity with the Series B Preferred Stock with respect to the payment of dividends, shall be in arrears for dividend periods, whether or not consecutive, for six calendar quarters or (2) we fail to pay the redemption price, plus accrued and unpaid dividends, if any, on the redemption date for shares of Series B Preferred Stock following a fundamental change.

So long as any shares of Series B Preferred Stock remain outstanding, we will not, without the consent of the holders of at least two-thirds of the shares of Series B Preferred Stock outstanding at the time (voting separately as a class with all other series of preferred stock, if any, on parity with our Series B Preferred Stock upon which like voting rights have been conferred and are exercisable) issue or increase the authorized amount of any class or series of shares ranking senior to the outstanding shares of the Series B Preferred Stock as to dividends or upon liquidation. In addition, we will not, subject to certain conditions, amend, alter or repeal provisions of our Charter, including the certificate of designation relating to the Series B Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely amend, alter or affect any power, preference or special right of the outstanding shares of Series B Preferred Stock or the holders thereof without the affirmative vote of not less than two-thirds of the issued and outstanding Series B Preferred Stock shares.

Series 1 Preferred Shares

In connection with our acquisition of Global Thermoelectric Inc. (“Global”) in November 2003, we acquired the obligations of Global pursuant to its outstanding 1,000,000 Series 2 Preferred Shares (“Series 2 Preferred Shares”) which continued to be held by Enbridge, Inc. With the sale of Global in May of 2004, the Series 2 Preferred Shares were cancelled, and replaced with substantially equivalent Series 1 Preferred Shares (“Series 1 Preferred Shares”) issued by FCE FuelCell Energy Ltd. (“FCE Ltd”).

On March 31, 2011, the Company entered into an agreement with Enbridge, Inc. (“Enbridge”) to modify the Class A Cumulative Redeemable Exchangeable Preferred Shares agreement (the “Series 1 preferred share agreement”) between FCE Ltd, a wholly-owned subsidiary of FuelCell Energy, and Enbridge, the sole holder of the Series 1 preferred shares. Consistent with the previous Series 1 preferred share agreement, FuelCell continues to guarantee the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under the modified agreement.

The modified terms of the Series 1 Preferred Shares provides for payments of (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000. These payments commenced on

March 31, 2011 and will end on December 31, 2020. Additional dividends accrue on cumulative unpaid dividends at a 1.25% quarterly rate, compounded quarterly, until payment thereof. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions.

The Company assessed the accounting guidance related to the classification of the preferred shares after the modification on March 31, 2011 and concluded that the preferred shares should be classified as a mandatorily redeemable financial instrument, and presented as a liability on the consolidated balance sheet.

The Company made its scheduled payments of Cdn. $1.3 million during each of fiscal years 2016, 2015 and 2014, under the terms of the modified agreement, including the recording of interest expense, which reflects the fair value discount of approximately Cdn. $2.4 million, Cdn. $2.3 million and Cdn. $2.1 million, respectively.

In addition to the above, the significant terms of the Series 1 Preferred Shares include the following:

•	Voting Rights — The holders of the Series 1 Preferred Shares are not entitled to any voting rights.

•	Dividends — Dividend payments can be made in cash or common stock of the Company, at the option of FCE Ltd, and if common stock is issued it may be unregistered. If FCE Ltd elects to make such payments by issuing common stock of the Company, the number of common shares is determined by dividing the cash dividend obligation by 95% of the volume weighted average price in US dollars at which board lots of the common shares have been traded on NASDAQ during the 20 consecutive trading days preceding the end of the calendar quarter for which such dividend in common shares is to be paid converted into Canadian dollars using the Bank of Canada’s noon rate of exchange on the day of determination.

•	Redemption — The Series 1 Preferred Shares are redeemable by FCE Ltd for Cdn.$25 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. Holders of the Series 1 Preferred Shares do not have any mandatory or conditional redemption rights.

•	Liquidation or Dissolution — In the event of the liquidation or dissolution of FCE Ltd, the holders of Series 1 Preferred Shares will be entitled to receive Cdn.$25 per share less any amounts paid as a return of capital in respect of such share plus all unpaid dividends and accrued interest. The Company has guaranteed any liquidation obligations of FCE Ltd.

•	Exchange Rights — A holder of Series 1 Preferred Shares has the right to exchange such shares for fully paid and non-assessable common stock of the Company at the following exchange prices:

•	Cdn$1,664.52 per share of common stock after July 31, 2015 until July 31, 2020; and

•	at any time after July 31, 2020, at a price equal to 95% of the then current market price (in Cdn.$) of the Company’s common stock at the time of conversion.

The exchange rates set forth above shall be adjusted if the Company: (i) subdivides or consolidates the common stock; (ii) pays a stock dividend; (iii) issues rights, options or other convertible securities to the Company’s common stockholders enabling them to acquire common stock at a price less than 95% of the then-current price; or (iv) fixes a record date to distribute to the Company’s common stockholders shares of any other class of securities, indebtedness or assets.

Anti-Takeover Provisions

Provisions of our Charter and By-Laws

A number of provisions of our Charter and By-laws concern matters of corporate governance and the rights of shareholders. Some of these provisions, including, but not limited to, the inability of shareholders to take action by unanimous written consent, certain advance notice requirements for shareholder proposals and director nominations, supermajority voting provisions with respect to any amendment of voting rights provisions, the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors, and the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further shareholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which shareholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of shares of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the board of directors to issue preferred stock without further shareholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if the removal or assumption would be beneficial to our shareholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contest, even if favorable to the interests of shareholders, and could depress the market price of our common stock. The board of directors believes these provisions are appropriate to protect our interests and the interests of our shareholders. The board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”

Delaware Anti-Takeover Provisions

We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested shareholder” for a period of three years following the date such person became an “interested shareholder” unless:

•	before such person became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder;

•	upon the consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who are also officers of the corporation and shares held by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or following the time such person became an interested shareholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested shareholder.

The term “interested shareholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested shareholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested shareholder. Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by shareholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original Charter or any amendment thereto. Our Charter does not contain any such exclusion.

Exclusive Forum

The By-laws provide that unless we consent in writing to an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees or our stockholders; (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our Charter or the By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or other officers or other employees governed by the internal affairs doctrine.

Limitations of Directors’ Liability

Our Charter provides that none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders’ derivatives suits on behalf of us) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his duty of care.

Listing on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “FCEL”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is American Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Debt Warrants

If we offer warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrant; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

Common Stock Warrants

If we offer warrants for the purchase of common stock, a prospectus supplement relating to the warrants being offered will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•	the offering price of such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock that is issued and purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock that is issued and purchasable upon exercise of the warrants and the price which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock and preferred stock, debt and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	Any provisions of the governing unit agreement that differ from those described below; and

•	Any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” and “Description of Warrants” will apply to each unit and to any debt, shares of capital stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if applicable, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, market sales, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a broker-dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the broker-dealer, as principal. The broker-dealer may then resell the securities to the public at varying prices to be determined by the broker-dealer at the time of resale.

If underwriters are used in the sale of any of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan or pledge the securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined by the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

We may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, broker-dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters, broker-dealers, or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters, broker-dealers, or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters, broker-dealers, or agents. Such agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of such agreement, we also may agree to sell, and the relevant underwriters, broker-dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

Agents, underwriters, and broker-dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving the securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable NASD limitations.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on any securities exchange, except for our common stock, which is quoted on the NASDAQ Global Market under the symbol “FCEL”, and no underwriters will be obligated to make a market in these securities. We cannot predict the activity or liquidity of any trading in these securities.

Agents, broker-dealers, and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to our activities.

In certain states, the securities must be sold only through registered or licensed brokers or dealers in order to comply with state securities laws. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered, including shares of common stock, in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Charter provides that none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Our By-laws provide for indemnification of our officers and directors to the fullest extent permitted by applicable law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the Charter, By-laws or applicable law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York, unless otherwise indicated in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of FuelCell Energy, Inc. and subsidiaries as of October 31, 2016 and 2015, and for each of the years in the three-year period ended October 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

You should rely only on the information provided in this prospectus and the registration statement. We have not authorized anyone else to provide you with different information. Our securities are not being offered in any state where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

1.	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, filed with the SEC on January 12, 2017, including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 17, 2017;

2.	Our Current Reports on Form 8-K filed on November 4, 2016, December 1, 2016, December 20, 2016 and January 12, 2017; and

3.	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 6, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

FuelCell Energy, Inc.

Attention: Corporate Secretary

3 Great Pasture Road

Danbury, Connecticut 06813

Telephone: (203) 825-6000

33,500 Shares of Series C Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

September 5, 2017